UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Symetra Financial Corporation

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SYMETRA FINANCIAL CORPORATION
777 108th Avenue NE, Suite 1200
Bellevue, Washington 98004-5135

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 11, 2011

To Our Stockholders:

The Annual Meeting of Stockholders of Symetra Financial Corporation, a Delaware corporation (the “Company”), will be held in the Key Center Training Rooms located on the lobby level of the Key Center Bank Building at 601 108th Avenue NE, Bellevue, Washington 98004, on May 11, 2011, at 9:30 a.m. Pacific Time, for the following purposes:

(1) To elect two Class I Directors to serve until the 2014 annual meeting of stockholders of the Company;

(2) To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm;

(3) To approve an advisory (non-binding) resolution on the Company’s executive compensation;

(4) To approve an advisory (non-binding) resolution on the frequency of stockholder voting on the Company’s executive compensation;

(5) To approve an amendment to the Symetra Financial Corporation Equity Plan; and

(6) To consider and act upon any other business as may properly come before the Annual Meeting or any adjournment thereof.

The Company’s Board of Directors has fixed March 18, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the 2011 Annual Meeting of Stockholders of the Company (the “Annual Meeting”).

We are furnishing our proxy materials to you under Securities and Exchange Commission rules that allow public companies to deliver proxy materials to their stockholders on the Internet. On or about March 28, 2011, we sent you a Notice of Internet Availability of Proxy Materials (“Notice”) and provided access to our proxy materials over the Internet.

We encourage you to attend the Annual Meeting. However, it is important that your shares be represented whether or not you plan to attend. Even if you plan to attend the Annual Meeting, please vote, as instructed in the Notice, via the Internet or by telephone as promptly as possible to ensure that your vote is recorded. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you attend the Annual Meeting and your shares are registered in your name, you may withdraw your proxy at that time and vote your shares in person.

George C. Pagos
Senior Vice President, General Counsel and Secretary

Bellevue, Washington
March 28, 2011

SYMETRA FINANCIAL CORPORATION

2011 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Symetra Financial Corporation (“we,” “our,” “us,” “Symetra,” or the “Company”) to be voted at the 2011 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held in the Key Center Training Rooms located on the lobby level of the Key Center Bank Building at 601 108th Avenue NE, Bellevue, Washington 98004, on May 11, 2011, at 9:30 a.m. Pacific Time, for the purposes set forth in the Notice of Annual Meeting of Stockholders. Our principal executive offices are located at 777 108th Avenue NE, Suite 1200, Bellevue, Washington 98004-5135.

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we have provided Internet access to this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2010. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) has been sent to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice. If you request printed versions of these materials by mail, the materials will include the proxy card for the Annual Meeting.

Also, the Notice provides you with instructions on how to inform us to send our future proxy materials to you electronically by email or in printed form by mail. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Choosing to receive your future proxy materials by email will allow us to provide you with the information you need in a timely manner and save us the cost of printing and mailing documents to you.

Your election to receive proxy materials by email or printed form by mail will remain in effect until you terminate it.

A copy of our 2010 Annual Report on Form 10-K and our 2010 Corporate Report is being furnished to each stockholder together with this Proxy Statement.

PROXIES

Your vote is very important. If you are a stockholder of record, you may vote your common stock in person at the Annual Meeting. You will receive a ballot when you arrive. Alternatively, you may vote by proxy even if you plan to attend the Annual Meeting. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. To vote by proxy over the Internet or by telephone, follow the instructions provided in the Notice or, if you request printed copies of the proxy materials by mail, you also can vote by mail, Internet or telephone.

You may revoke the proxy before the Annual Meeting, whether delivered by Internet, telephone or through the mail, by using the Internet voting procedures, the telephone voting procedures or by mailing a signed instrument revoking the proxy to: George Pagos, Secretary, Symetra Financial Corporation, at the address shown on the cover of this Proxy Statement. To be effective, a mailed revocation must be received by the Secretary on or before May 10, 2011. A stockholder also may attend the Annual Meeting in person and withdraw the proxy and vote in person.

If a broker, bank or other nominee holds your common stock, you will receive instructions from them that you must follow in order to have your shares voted. Shares held by a broker, bank or other nominee cannot be voted in person at the Annual Meeting.

VOTING PROCEDURES

Stockholders of record at the close of business on March 18, 2011 will be entitled to vote at the Annual Meeting or any adjournment thereof. As of March 18, 2011, there were 118,532,700 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote at the Annual Meeting. The holders of common stock will vote on all matters to be considered at the Annual Meeting.

The presence, in person or by proxy, of a majority of the voting power of our common stock issued and outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. The voting requirement to approve each of the proposals (as more fully set forth in this Proxy Statement) is as follows:

Proposal 1:  The affirmative vote of the holders of a plurality of the voting power of common stock represented in person or by proxy at the Annual Meeting is required to elect directors. Abstentions and broker non-votes will not have any effect on the election of directors.

Proposal 2:  The affirmative vote of the holders of a majority of the voting power of common stock represented in person or by proxy at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP. Abstentions will have the same effect as a vote against this proposal.

Proposal 3:  The approval of the compensation of the Company’s executive officers requires a majority of the votes cast with respect to this matter. The vote on Proposal 3 is advisory and therefore not binding on the Company. Abstentions and broker non-votes will not have any effect on the approval of this proposal.

Proposal 4:  The approval of a frequency selection with regard to how often stockholders should be offered an advisory vote on the compensation of the Company’s executive officers will be determined by which option, “one year,” “two years,” or “three years” receives a plurality of the votes cast with respect to this matter. The vote on Proposal 4 is advisory and, therefore, not binding on the Company. Abstentions and broker non-votes will not have any effect on the approval of this proposal.

Proposal 5:  The affirmative vote of the holders of a majority of the voting power of common stock represented in person or by proxy at the Annual Meeting is required to approve an amendment to the Symetra Financial Corporation Equity Plan. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not have any effect on the outcome of this proposal.

If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present and entitled to vote, but will have no effect on the vote with respect to that matter.

In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders should specify their choices by using the Internet or telephone voting procedures or on the proxy card, if printed copies of the proxy materials are requested by mail. All properly executed proxies delivered by stockholders to us and not revoked will be voted at the Annual Meeting in accordance with the instructions given. For any stockholder of record, if no specific instructions are provided for proxies given through the Internet or telephone voting procedures, or if a signed proxy card is returned without giving specific voting instructions, the shares represented by the proxy will be voted FOR the election of all directors in Proposal 1, FOR the approval of Proposals 2, 3, and 5, and with respect to Proposal 4, EVERY THREE YEARS. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

Under rules adopted by the New York Stock Exchange (NYSE), its member-brokers are allowed to vote shares held by them for their customers only on matters the NYSE determines are routine, unless the brokers have received voting instructions from their customers. The NYSE currently considers Proposal 2 to be a routine matter. Your broker, therefore, may vote your shares in its discretion on Proposal 2, if you do not instruct your broker how to vote on Proposal 2. Your broker is prohibited from voting your shares on Proposals 1, 3, 4 and 5 unless you have given voting instructions to your broker. The NYSE does not consider the proposal to approve such other business as may properly come before the Annual Meeting or any adjournment a routine matter, so your broker may not vote on this proposal in its discretion, though your shares will be counted for purposes of determining whether a quorum is present. Your broker, therefore, will need to return a proxy card without voting on non-routine matters if you do not give voting instructions with respect to such matters. This is referred to as a “broker non-vote.”

We encourage you to provide voting instructions to the broker, bank or other nominee that holds your shares by carefully following the instructions provided in the Notice from such entity.

PROPOSAL 1 — ELECTION OF DIRECTORS

Two directors are to be elected to each hold office for a three-year term expiring at the annual meeting in 2014.

Proxies will be voted for the election of the nominees unless the stockholder giving the proxy withholds such authority. If, as a result of currently unforeseen circumstances, any of such nominees shall be unable to serve as a director, proxies will be voted for the election of such other person as the Board may select. Information about the nominees and directors continuing in office, including business experience and service as a director for any SEC-registered company for at least the last five years and any involvement in certain judicial or administrative proceedings for at least the last 10 years, is set forth below. There are no family relationships among our executive officers and the nominees for director. Ages are as of March 11, 2011.

Nominees for Election as Directors with Terms Expiring in 2014

Each of the individuals named below is a nominee of the Nominating & Governance Committee of the Board and nominated by the Board for election as a director at the Annual Meeting. Messrs. Burgess and Lusardi are independent, as defined in the listing standards of the NYSE. The current terms of Messrs. Burgess and Lusardi expire May 11, 2011.

Peter S. Burgess, 68, Director since June 2010

Peter S. Burgess has been a director of Symetra since June 2010. Since June 1999 he has served as an independent adviser on financial and governance issues to insurance companies and their audit committees. He previously spent 35 years at Arthur Andersen LLP as an accountant and partner until his retirement in 1999. He is also a director of John Hancock Trust and John Hancock Funds II, overseeing 185 mutual funds, and of Lincoln Educational Services Corporation (NASDAQ: LINC). He was a director at PMA Capital Corporation from 2002 to 2010. Mr. Burgess received his B.S. degree from Lehigh University.

Mr. Burgess is a member and designated Financial Expert of the Audit Committee as well as a member of the Finance Committee and Nominating & Governance Committee.

Mr. Burgess was selected to be a director of the Company, and here now nominated to be a director of the Company, because of his accounting experience and role with respect to various insurance clients at Arthur Andersen LLP and because he adds valuable financial experience and judgment to the Board.

Robert R. Lusardi, 54, Director since August 2005

Robert R. Lusardi has been a director of Symetra since August 2005. Since February 2011 he has been Chief Executive Officer and member of PremieRe Holdings LLC, a private insurance company. He has been a director of Primus Guaranty, Ltd. (NYSE: PRS) since 2002, where he was also Senior Advisor from March 2010 to October 2010. He was a director at OneBeacon Insurance Group, Ltd. (NYSE: OB) from August 2006 to February 2010. He was President and Chief Executive Officer of White Mountains Financial Services LLC from February 2005 to February 2010. He received his B.A. and M.A. degrees from Oxford University and his M.B.A. from Harvard University.

Mr. Lusardi was selected to be a director of the Company, and here now nominated to be a director of the Company, because of his comprehensive understanding of financial reporting requirements of a publicly traded financial services company.

The Board recommends a vote FOR Proposal 1 for the election of each of the nominees listed herein.

INCUMBENT DIRECTORS WITH TERMS EXPIRING IN 2012

Sander M. Levy, 49, Director since August 2004

Sander M. Levy has been a director of Symetra since August 2004. He is a Managing Director of Vestar Capital Partners, a private equity firm, and was a founding partner at its inception in 1988. He was previously a member of the Management Buyout Group of The First Boston Corporation. He is also a director of Validus Holdings, Ltd. (NYSE: VR), Duff & Phelps Corporation (NYSE: DUF), and Wilton Re Holdings Limited. He received his B.S. degree from the Wharton School of the University of Pennsylvania and his M.B.A. degree from Columbia Business School.

Mr. Levy is Chair of the Audit Committee and a member of the Compensation Committee, Finance Committee and Nominating & Governance Committee. He also served on the IPO Committee, which was disbanded after Symetra successfully completed its initial public offering in January 2010.

Mr. Levy was selected to be a director of the Company because of his accounting and financial background and his advisory experience for both publicly traded and private companies across various industries.

Lowndes A. Smith, 71, Director since June 2007

Lowndes A. Smith has been a director of Symetra since June 2007 and has served as Chairman of the Board since May 2009. Mr. Smith has served as Managing Partner of Whittington Gray Associates since 2003. Mr. Smith formerly served as Vice Chairman of The Hartford Financial Services Group, Inc. (“The Hartford”) and President and Chief Executive Officer of Hartford Life Insurance Company until his retirement in 2002. He joined The Hartford in 1968. Mr. Smith also serves as Chairman of OneBeacon Insurance Group, Ltd. (NYSE: OB) and is a director of White Mountains Insurance Group, Ltd. (NYSE: WTM) and 72 investment companies in the mutual funds of The Hartford. He received his B.S. degree from Babson College.

Mr. Smith is Chairman of the Board, Chair of the Nominating & Governance Committee and a member of the Audit Committee and Compensation Committee. He also served on the IPO Committee, which was disbanded after Symetra successfully completed its initial public offering in January 2010.

Mr. Smith was selected to be a director of the Company because of his more than 40 years of experience in the insurance industry, including the life and property and casualty industries and his demonstrated leadership capabilities, as well as his experience gained from having served on many publicly traded and private company boards in various capacities, including having served on the board of the American Council of Life Insurers and as Chairman of the Connecticut Children’s Medical Hospital.

INCUMBENT DIRECTORS WITH TERMS EXPIRING IN 2013

Lois W. Grady, 66, Director since August 2004

Lois W. Grady has been a director of Symetra since August 2004 and has served as Vice Chairman of the Board since May 2009. Ms. Grady served as Executive Vice President and Director of Investment Products Services of Hartford Life, Inc. from 2002 until her retirement in April 2004 and as Senior Vice President and Director of Investment Products Services of Hartford Life, Inc. from 1998 through 2002. She began her career with Hartford Life in 1983. She is also a director of OneBeacon Insurance Group, Ltd. (NYSE: OB). Ms. Grady received her B.S. degree from Southern Connecticut State University.

Ms. Grady is Vice Chairman of the Board and Chair of the Compensation Committee.

Ms. Grady was selected to be a director of the Company because of the breadth of her experience and understanding of the financial services industry and her decision-making abilities, which she has applied in a variety of leadership roles in the financial services industry.

David T. Foy, 44, Director since March 2004

David T. Foy has been a director of Symetra since March 2004 and served as Chairman of the Board from August 2004 until May 2009. He has been Executive Vice President and Chief Financial Officer of White Mountains Insurance Group, Ltd. since 2003. Previously, he was Senior Vice President and Chief Financial Officer of Hartford Life, Inc., which he joined in 1993. He is also a director of OneBeacon Insurance Group, Ltd. (NYSE: OB). He received his B.S. degree from the Rochester Institute of Technology.

Mr. Foy is Chair of the Finance Committee. He served as a member of the Audit Committee, Compensation Committee, and Nominating & Governance Committee since each Committee’s inception date until January 18, 2011. Mr. Foy also served as Chair of the IPO Committee, which was disbanded after Symetra successfully completed its initial public offering in January 2010.

Mr. Foy was selected to be a director of the Company because of his financial and analytical skills, which he has applied as a Chief Financial Officer of a publicly traded insurance holding company.

Thomas M. Marra, 52, Director since June 2010

Thomas M. Marra has been a director, Chief Executive Officer and President of Symetra since June 2010 and director and President of Symetra Life Insurance Company since June 2010. He is also an officer and director of various affiliates of Symetra. Prior to joining Symetra, Mr. Marra served as Senior Advisor at the Boston Consulting Group in the North America Financial Services division from September 2009 until May 2010. Beginning in 1980, when he was an actuarial student, and until July 2009, Mr. Marra was with The Hartford Financial Services Group, Inc. (“The Hartford”). While at The Hartford, Mr. Marra held increasingly senior positions, most recently as President and Chief Operating Officer, as well as holding various directorships with the parent company and its subsidiaries. Mr. Marra is a past Chairman of the Board of the American Council of Life Insurers and of the National Association of Variable Annuities (now known as the Insured Retirement Institute). Mr. Marra is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. He received his B.S. degree from St. Bonaventure University.

Mr. Marra is a member of the Finance Committee.

Mr. Marra was selected to be a director of the Company because of his over 30 years of experience in the life insurance industry and his proven leadership skills.

DIRECTORS’ MEETINGS AND COMMITTEES OF THE BOARD

Our Board met eight times in 2010.

Our Board has four standing committees. Each standing committee is composed of at least two independent directors and operates under a written charter. All standing committee charters are available on our website, www.symetra.com, by clicking on “Investor Relations” and then by clicking on “Governance.”

Our Board’s ad hoc committee, the IPO Committee, formed in 2009 in connection with our initial public offering, was disbanded in January 2010 after the Company completed its initial public offering.

Director Independence

Our Board has examined the relationship between each of our non-employee directors and the Company and has determined that Messrs. Burgess, Levy, Lusardi and Smith and Ms. Grady qualify as “independent” directors in accordance with the published listing requirements of the NYSE. In addition, the Board has determined that Mr. Foy is not an independent director due to Mr. Foy’s current service as Executive Vice President and Chief Financial Officer of White Mountains Insurance Group, Ltd. White Mountains Insurance Group, Ltd. is a beneficial owner of 26,887,872 shares of our common stock, which includes warrants exercisable for 9,487,872 shares of our common stock. A majority of our investments are managed by White Mountains Advisors LLC, a wholly owned subsidiary of White Mountains Insurance Group, Ltd. As of January 18, 2011, all members of the Audit Committee, the Compensation Committee, and the Nominating & Governance Committee are independent directors according to the rules and regulations of the SEC and the NYSE. In addition, Mr. Burgess is an “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K. Mr. Marra does not qualify as independent director because he is an employee of the Company.

No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board, and (2) the total number of meetings held by all committees of the Board on which he or she served during 2010 that occurred during the respective director’s tenure as a Board or committee member. All of the incumbent directors serving at the time of our May 12, 2010 Annual Meeting of Stockholders attended; Messrs. Burgess and Marra were not serving as directors of the Company at that time. All directors are expected to attend each meeting of our Board and the committees on which they serve and also are expected to attend our annual meetings of stockholders.

Audit Committee

Our Audit Committee met eight times in 2010.

The members of the Audit Committee are directors Levy, who chairs the Audit Committee, Burgess and Smith, all of whom served during 2010. Mr. Foy and former director, David I. Schamis, also served on the Audit Committee during 2010. The Audit Committee has the responsibility to assist the Board in fulfilling its oversight responsibilities to the Company’s stockholders and the other important constituencies the Board serves. The primary purposes of the Audit Committee are to (i) assist Board oversight of the integrity of the Company’s financial statements, the qualifications and independence of the Company’s independent auditors, the performance of the Company’s internal audit function and the independent auditors and the Company’s compliance with legal and regulatory requirements; (ii) provide an avenue of communication among the independent auditors, management, the internal auditors and the Board; and (iii) prepare the Audit Committee Report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Compensation Committee

Our Compensation Committee met 10 times in 2010.

The members of the Compensation Committee are directors Grady, who chairs the Compensation Committee, Levy and Smith. Ms. Grady and Messrs. Foy and Smith served on the Compensation Committee during 2010. The purpose of the Compensation Committee is to (i) review and make recommendations on director compensation; (ii) discharge the Board’s responsibilities relating to the compensation of executives; (iii) oversee the administration of the Company’s (and, to the extent the Compensation Committee deems appropriate, the Company’s major subsidiaries’) compensation plans, in particular the incentive compensation and equity-based plans; and (iv) prepare the annual report on executive compensation required by the rules and regulations of the SEC to be included in the Company’s annual proxy statement.

Equity Plan Subcommittee

Our Equity Plan Subcommittee met six times in 2010 and was disbanded effective March 4, 2011.

The members of the Equity Plan Subcommittee during 2010 were directors Grady, who chaired the Equity Plan Subcommittee, and Smith. Ms. Grady and Mr. Smith each met the requirement of (i) a non-employee director under SEC rules; (ii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iii) otherwise met the independence requirements of the NYSE.

The purpose of the Equity Plan Subcommittee was to discharge all of the Compensation Committee’s responsibilities with respect to administering the Company’s Equity Plan.

Nominating & Governance Committee

Our Nominating & Governance Committee met four times in 2010.

The members of the Nominating & Governance Committee are directors Smith, who chairs the Nominating & Governance Committee, Burgess and Levy. Messrs. Foy, Levy and Smith served on the Nominating & Governance Committee during 2010. Its functions are to (i) identify individuals qualified to become Board members and recommend such individuals to the Board for nomination for election to the Board; (ii) make recommendations to the Board concerning committee appointments; (iii) develop, recommend and annually review corporate governance guidelines applicable to the Company and oversee corporate governance matters; and (iv) oversee the evaluation of the Board and management.

The Nominating & Governance Committee has not established any specific minimum criteria or qualifications that a potential Board member must possess. Rather, the Nominating & Governance Committee considers a candidate’s independence, as well as factors such as integrity, skills, expertise, breadth of experience, knowledge about the Company’s business or industry, and willingness to devote adequate time and effort to Board responsibilities in the context of the existing composition and needs of the Board and its committees. The Nominating & Governance Committee also considers the candidate’s experience in relation to that of the other Board members and any other factors it deems appropriate, including, among other things, diversity. The Nominating & Governance Committee views diversity broadly, encompassing differing viewpoints, professional experience, industry background, education, geographical orientation and particular skill sets, as well as race and gender.

The Nominating & Governance Committee also will make recommendations to the Board regarding nominees for director as provided in its charter and in accordance with the provisions of the Company’s Corporate Governance Guidelines. Consideration of a nominee for the Board involves a series of internal discussions, review of a nominee’s background and experience and interviews of the nominee. In general, it is anticipated that nominees will be suggested by members of the Board or our officers. The Nominating & Governance Committee then will meet to consider and approve the final nominees and makes its recommendation to the Board to fill a vacancy or add an additional member or recommend a slate of nominees to the Board for nomination and election to the Board. Director candidates recommended by the Nominating & Governance Committee, including for election at an annual meeting, are subject to approval by the Board.

Finance Committee

Our Finance Committee met four times in 2010.

The members of the Finance Committee are directors Foy, who chairs the Finance Committee, Burgess, Levy and Marra, all of whom served during 2010. Mr. Schamis also served on the Finance Committee during 2010. The purpose of the Finance Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the Company’s financial, investment and capital management policies; (ii) the Company’s financial risk management; and (iii) mergers, acquisitions and divestitures by the Company.

IPO Committee

Our IPO Committee met two times in 2010.

The members of the IPO Committee were directors Foy, who chaired the IPO Committee, Levy, Smith, and former director, Chief Executive Officer and President of the Company, Randall H. Talbot. The IPO Committee was constituted for matters related to our initial public offering. Upon the effective date of our Registration Statement on Form S-1 in January 2010, the IPO Committee was disbanded.

CORPORATE GOVERNANCE

We maintain corporate governance information on our website, which includes key information about our corporate governance initiatives, including our Corporate Governance Guidelines, Code of Business Conduct, Insider Trading Policy, Independent Auditor Services Pre-Approval Policy and charters for the standing committees of the Board. The corporate governance information can be found at www.symetra.com by clicking on “Investor Relations” and then on “Governance.” The documents noted above also will be provided without charge to any stockholder who requests them by making a written request to the Company, at the address shown on the cover of this Proxy Statement. Any changes (other than technical, administrative or non-substantive amendments) and any waivers granted by us with respect to our Code of Business Conduct will be posted on our website.

We also post on our website our 2010 Annual Report on Form 10-K, as filed with the SEC. The Annual Report on Form 10-K can be found at www.symetra.com by clicking on “Investor Relations” and then on “SEC Filings.” We will also furnish, upon written request and without charge, a printed copy of the 2010 Annual Report on Form 10-K to each person whose proxy is solicited and to each person representing that, as of the record date of the Annual Meeting, he or she was a beneficial owner of shares entitled to be voted at the meeting. Such written requests should be directed to the Company at the address shown on the cover of this Proxy Statement.

Our policies and practices reflect corporate governance initiatives that are in compliance with the listing requirements of the NYSE and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	The Board has adopted clear corporate governance policies;

•	A majority of the Board is independent of the Company and its management;

•	The non-management directors meet regularly without management present;

•	The charters of the Board’s standing committees clearly establish their respective roles and responsibilities;

•	We have a Code of Business Conduct that is monitored by the Audit Committee;

•	Our Code of Business Conduct applies to all directors, officers and employees;

•	We have a hotline available to all employees, and the Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls, auditing or other matters; and

•	Our internal audit function maintains critical oversight over the key areas of our business and financial processes and controls, and reports directly to the Audit Committee.

As of January 18, 2011, all members of the Audit Committee, Compensation Committee, and Nominating & Governance Committee are independent directors.

Interested parties may communicate with the Board, any of the Board’s committees or any individual member of the Board by writing to the addressee, in care of the Secretary, at the address shown on the cover of this Proxy Statement.

Board Leadership Structure

The Board’s current leadership structure separates the position of Chief Executive Officer (“CEO”) and Chairman of the Board. Thomas M. Marra serves as our CEO and Lowndes A. Smith serves as our Chairman of the Board. We believe that separating these two positions is in the best interest of the Company because it enables Mr. Marra to guide our Company and manage the day-to-day complexities of our business, while enabling Mr. Smith to provide leadership at the Board level. Although the positions of CEO and Chairman of the Board are currently separate, the Board believes there is no single best organizational model for all circumstances, and the Board retains the authority to combine the positions of CEO and Chairman of the Board if it deems such action appropriate in the future. The Board’s administration of risk oversight has not affected the leadership structure of the Board.

Board Oversight of Risk Management

The Board believes that overseeing how management manages the Company’s risks is one of its most important responsibilities. The Company faces risk in a variety of areas, including: business strategy; government regulation; financial condition; portfolio management; development of new products and strategies; competition for talent; operational efficiency; and reputation, among other areas. The Audit Committee, in coordination with the Finance Committee, reviews the adequacy of risk management and, on at least an annual basis, reviews significant risks identified by the Chief Risk Officer.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

All non-employee directors of the Company receive a $75,000 annual retainer. The Chairman of the Board receives an additional annual retainer of $270,000. The Vice Chairman of the Board receives an additional annual retainer of $40,000. The Chairman of the Audit Committee, Compensation Committee, Finance Committee and Nominating & Governance Committee each receives a $40,000, $25,000, $25,000, and $15,000 annual retainer, respectively, for acting as such. Each member of the Audit Committee receives an additional annual retainer of $10,000. Non-employee directors receive $2,000 for each Board meeting and $2,000 for each committee meeting in which they participate. Non-employee directors also are reimbursed for travel, hotel accommodations, meals and other necessary expenses.

In addition, non-employee directors of First Symetra National Life Insurance Company of New York, one of our subsidiaries, receive an annual retainer of $500. They also receive $100 for each board meeting and $50 for each committee meeting in which they participate.

None of our employees receive any compensation for acting as a director.

The following table summarizes non-employee director compensation earned in 2010:

	Fees	All Other
	Earned	Compensation	Total
Name	($)	($)	($)

Peter S. Burgess(1)	101,750	—	101,750
David T. Foy(2)	180,000	93	180,093
Lois W. Grady(3)	179,050	416	179,466
Sander M. Levy(4)	173,900	—	173,900
Robert R. Lusardi(5)	93,000	—	93,000
David I. Schamis(6)	18,150	—	18,150
Lowndes A. Smith(7)	442,400	2,964	445,364

(1)	Includes Audit Committee retainer, annual retainer and Board, Audit Committee and Finance Committee meeting fees. Mr. Burgess joined the Board in June 2010. Mr. Burgess also serves on the First Symetra National Life Insurance Company of New York Board of Directors and its Audit Committee.

(2)	Includes Chairman of the Finance Committee retainer, Audit Committee retainer, annual retainer and Board, Audit Committee, Compensation Committee, Finance Committee, Nominating & Governance Committee and IPO Committee meeting fees. The “All Other Compensation” in the amount of $93 is for reimbursement for the State of Washington Business and Occupation Tax.

(3)	Includes Vice Chairman of the Board retainer, Chairman of the Compensation Committee retainer, annual retainer and Board and Compensation Committee meeting fees. Ms. Grady also serves on the First Symetra National Life Insurance Company of New York Board of Directors and its Audit Committee. The “All Other Compensation” in the amount of $416 is for reimbursement for the State of Washington Business and Occupation Tax.

(4)	Includes Chairman of the Audit Committee retainer, Audit Committee retainer, annual retainer and Board, Audit Committee, Finance Committee, Nominating & Governance Committee and IPO Committee meeting fees. Mr. Levy also serves on the First Symetra National Life Insurance Company of New York Board of Directors and its Audit Committee. All compensation was paid to Vestar Capital Partners.

(5)	Includes annual retainer and Board meeting fees.

(6)	Includes Board, Audit Committee and Finance Committee meeting fees paid for meetings attended before his resignation in June 2010. Mr. Schamis also served on the First Symetra National Life Insurance Company of New York Board of Directors and its Audit Committee. All compensation was paid to J.C. Flowers & Co. LLC.

(7)	Includes Chairman of the Board retainer, Chairman of the Nominating & Governance Committee retainer, Audit Committee retainer, annual retainer and Board, Audit Committee, Compensation Committee, Nominating & Governance Committee and IPO Committee meeting fees. Mr. Smith also serves on the First Symetra National Life Insurance Company of New York Board of Directors. Total compensation earned in 2010 reflects an additional $7,500 earned under the prior non-employee director fee schedule. The “All Other Compensation” in the amount of $2,964 is for reimbursement for the State of Washington Business and Occupation Tax.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information known by us as of March 11, 2011, as to each stockholder who beneficially owns more than five percent (5%) of the common stock of the Company.

Beneficial ownership is determined in accordance with the SEC rules and includes voting or investment power with respect to the securities. Shares of common stock subject to options and warrants that are currently exercisable or exercisable within 60 days are deemed to be outstanding and beneficially owned by the person holding such options and warrants. Such shares, however, are not deemed to be outstanding for the purposes of computing the percentage ownership of any other stockholder.

Beneficial Owner of 5% or More:	Beneficially Owned Shares	Percent of Class(1)

Berkshire Hathaway Inc.(2)(3)	26,887,872	21.0%
White Mountains Insurance Group, Ltd.(2)(4)	26,887,872	21.0
Franklin Mutual Advisers, LLC(5)	10,542,146	8.9
Vestar Capital Partners(6)	6,089,999	5.1
Highfields Capital Management LP(7)	6,089,998	5.1
Prudential Financial, Inc.(8)	5,999,622	5.1

(1)	Percentage of beneficial ownership is based on 118,532,700 shares of common stock of the Company outstanding as of March 11, 2011.

(2)	Includes warrants exercisable for 9,487,872 shares.

(3)	Represents shares held by General Reinsurance Corporation (“Gen Re”), a subsidiary of General Re Corporation (“General Re”). General Re is a subsidiary of Berkshire Hathaway Inc. (“Berkshire”). As General Re and Berkshire are each in the chain of ownership of Gen Re, each of Berkshire and General Re may be deemed to both beneficially own and have a pecuniary interest in all shares of common stock of the Company owned by Gen Re. Warren E. Buffett, as the controlling stockholder of Berkshire, may be deemed to beneficially own, but only to the extent he has a pecuniary interest in, all shares of common stock of the Company owned by Gen Re. Mr. Buffett disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. The address of Berkshire is 3555 Farnam Street, Omaha, NE 68131.

(4)	Represents 18,836,342 shares held by White Mountains Holdings (NL) B.V. (“WMNL”) and 8,051,530 shares held by WMNL’s parent company, White Mountains Holdings (Luxembourg) S.a.r.l. (“WMH”), each a subsidiary of White Mountains Insurance Group, Ltd. (“White Mountains”). As WMH and White Mountains are each in the chain of ownership of WMNL, each of WMH and White Mountains may be deemed to both beneficially own and have a pecuniary interest in all shares of common stock of the Company owned by WMNL. White Mountains may be deemed to both beneficially own and have a pecuniary interest in all shares of common stock of the Company owned by WMH. The address of White Mountains is 80 South Main Street, Hanover, NH 03755.

(5)	Represents shares held by one or more open-end investment companies or other managed accounts which, pursuant to investment management contracts, are managed by Franklin Mutual Advisers, LLC (“FMA”), an indirect wholly owned subsidiary of Franklin Resources, Inc. (“FRI”), as reported in the Schedule 13G filed by FMA on January 28, 2011. Such investment management contracts grant to FMA all voting and investment power over all the securities owned by such investment management clients, including the shares of common stock of the Company. Peter Langerman, chairman, president and chief executive officer of FMA, has overall responsibility for exercising voting and investment control over the Franklin Funds’ shares of common stock of the Company. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, FMA and Peter Langerman are deemed to be beneficial owners of the shares; however, FMA and Peter Langerman each disclaim beneficial ownership of all shares of common stock of the Company because neither Mr. Langerman nor FMA has any right to any economic benefits in, nor any interest in, dividends or proceeds from the sale of shares of common stock of the Company. The address of FMA is 101 John F. Kennedy Parkway, Short Hills, NJ 07078.

(6)	Represents 128,424 shares held by Vestar Symetra LLC and 5,961,575 shares held by Vestar Capital Partners IV, LP, entities that are affiliated with or managed by Vestar Capital Partners. Sander M. Levy, one of the Company’s directors, is a managing director of Vestar Capital Partners. Mr. Levy disclaims beneficial ownership in the shares of common stock of the Company except to the extent of any pecuniary interest therein. The address of Vestar Capital Partners is 245 Park Avenue, 41st Floor, New York, NY 10167.

(7)	Represents 553,876 shares held by Highfields Capital I LP (“Highfields I”), 1,306,426 shares held by Highfields Capital II LP (“Highfields II”) and 4,229,696 shares held by Highfields Capital III L.P. (“Highfields III,” together with Highfields I and Highfields II, the “Highfields Funds”), as reported in the Schedule 13G filed by Highfields Capital Management LP (“Highfields Capital Management”) on February 14, 2011. Highfields Capital Management serves as the investment manager to each of the Highfields Funds. Highfields GP LLC (“Highfields GP”) is the general partner of Highfields Capital Management. Highfields Associates LLC (“Highfields Associates”) is the general partner of each of the Highfields Funds. Jonathon S. Jacobson is Senior Managing Member of Highfields Associates and a Managing Member of Highfields GP. Each of Highfields I, Highfields II, Highfields III, Highfields Capital Management, Highfields GP, Highfields Associates and Mr. Jacobson disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself or himself. The address of each of Highfields I, Highfields II, Highfields Capital Management, Highfields GP, Highfields Associates and Mr. Jacobson is c/o Highfields Capital Management LP, John Hancock Tower, 200 Clarendon Street, 59th Floor, Boston, MA 02116. The address of Highfields III is c/o Goldman Sachs (Cayman) Trust, Limited, Suite 3307, Gardenia Court, 45 Market Street, Camana Bay, P.O. Box 896, Grand Cayman KY1-1103, Cayman Islands.

(8)	Represents shares held by Prudential Financial, Inc. (“Prudential”), as reported in the Schedule 13G filed by Prudential on February 8, 2011. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Prudential may be deemed the beneficial owner of and may have direct or indirect voting and/or investment discretion over shares of common stock of the Company that are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. The address of Prudential is 751 Broad Street, Newark, NJ 07102-3777.

The following table sets forth information known by us as of March 11, 2011, as to our common stock beneficially owned by each director, each executive officer named in the “Summary Compensation Table” on page 21 and by all directors and executive officers as a group:

	Beneficially Owned
Directors and Executive Officers	Shares(1)	Percent of Class(2)

Lowndes A. Smith	10,000	*
Lois W. Grady	7,000	*
Thomas M. Marra(3)	239,376	*
Randall H. Talbot	0	*
Margaret A. Meister(4)	69,121	*
Michael W. Fry(4)	21,684	*
Daniel R. Guilbert(4)	28,128	*
Jonathan E. Curley(4)	25,401	*
Patrick B. McCormick	0	*
Peter S. Burgess	2,000	*
David T. Foy(5)	26,987,872	21.1%
Sander M. Levy(6)	6,114,999	5.2
Robert R. Lusardi	0	*
All directors and executive officers as a group (13 persons)	33,505,581	28.3

*	Represents ownership of less than 1%

(1)	Represents shares of common stock unless otherwise noted.

(2)	Percentage of beneficial ownership is based on 118,532,700 shares of common stock of the Company outstanding as of March 11, 2011.

(3)	Represents 210,736 shares of restricted stock and 28,640 shares of common stock.

(4)	Represents shares of restricted stock only.

(5)	Represents 26,887,872 shares owned by affiliates of White Mountains Insurance Group, Ltd., of which Mr. Foy is an executive officer, including warrants exercisable by affiliates of White Mountains Insurance Group, Ltd. for 9,487,872 shares (Mr. Foy disclaims beneficial ownership of all such shares) and 100,000 shares owned by Mr. Foy.

(6)	Represents 6,089,999 shares owned by affiliates of Vestar Capital Partners, of which Mr. Levy is a Managing Director (Mr. Levy disclaims beneficial ownership of all such shares) and 25,000 shares owned by Mr. Levy.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The discussion and analysis that follows provides an overview of the Company’s executive compensation program that existed in 2010 and in years prior.

The Named Executive Officers

The following describes the compensation earned by, awarded to or paid to our CEO, our former CEO, our Chief Financial Officer (CFO), our three other most highly paid executive officers as of December 31, 2010, and a former executive officer who would have been one of our three most highly paid executive officers had he been an executive officer as of December 31, 2010, collectively referred to as the “Named Executive Officers” and listed below. Ages are as of March 11, 2011.

Thomas M. Marra, 52, has been a director, Chief Executive Officer and President of Symetra since June 2010 and director and President of Symetra Life Insurance Company since June 2010. He is also an officer and director of various affiliates of Symetra. Prior to joining Symetra, Mr. Marra served as Senior Advisor at the Boston Consulting Group in the North America Financial Services division from September 2009 until May 2010. Beginning in 1980, when he was an actuarial student, and until July 2009, Mr. Marra was with The Hartford Financial Services Group, Inc. (“The Hartford”). While at The Hartford, Mr. Marra held increasingly senior positions, most recently as President and Chief Operating Officer, as well as holding various directorships with the parent company and its subsidiaries. Mr. Marra is a past Chairman of the Board of the American Council of Life Insurers and of the National Association of Variable Annuities (now known as the Insured Retirement Institute). Mr. Marra is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. He received his B.S. degree from St. Bonaventure University.

Margaret A. Meister, 46, has been Executive Vice President and Chief Financial Officer of Symetra since February 2006 and Executive Vice President and Chief Financial Officer of Symetra Life Insurance Company since March 2006. She is also a director of Symetra Life Insurance Company as well as an officer and director of various affiliates of Symetra. Ms. Meister is a Fellow of the Society of Actuaries and is a member of the American Academy of Actuaries. She joined Symetra Life Insurance Company in 1988 and served in a variety of positions, including Chief Actuary and Vice President, prior to being promoted to her current position. Ms. Meister received her B.A. degree from Whitman College.

Randall H. Talbot, 57, former director, CEO and President of Symetra from August 2004 to June 2010 and former director and President of Symetra Life Insurance Company from February 1998 to June 2010. He is also a former officer and director of various affiliates of Symetra. From 1988 to 1998, he was CEO and President of Talbot Financial Corporation. He received his B.S. degree from Arizona State University.

Michael W. Fry, 49, has been Executive Vice President of Symetra Life Insurance Company since September 2010 and is responsible for the operations of its Group Division. He has been a director of Symetra Life Insurance Company since January 2009. He is also an officer and director of various affiliates of Symetra. Prior to his current position, Mr. Fry served as Senior Vice President of Symetra Life Insurance Company from May 2008 to September 2010 and as Vice President from February 2003 to May 2008. Mr. Fry joined Symetra in August 2002. He earned a bachelor’s degree in accounting from Indiana University.

Daniel R. Guilbert, 37, has been a director and Executive Vice President of Symetra Life Insurance Company since November 2010 and is responsible for the operations of its Retirement Division. He is also an officer and director of various affiliates of Symetra. From May 2010 to October 2010, Mr. Guilbert was with Aviva North America, where he served as Chief Risk Officer. From June 1996 to April 2010 he was at The Hartford Life Insurance Company in a variety of senior risk management, product development and actuarial roles. Mr. Guilbert attained the Fellow of the Society of Actuaries in 2001. He earned a bachelor’s degree in applied actuarial science from Bryant University.

Jonathan E. Curley, 57, has been a director and Executive Vice President of Symetra Life Insurance Company since November 2010 and is responsible for the operations of its Life Division. He is also an officer and director of various affiliates of Symetra. From January 2009 to October 2010 Mr. Curley was with Wells Fargo Insurance Services USA, Inc., where he was Senior Vice President and Managing Director of Individual Insurance. From May 2005 until December 2008 he held various senior executive positions at Wachovia Insurance Services. Mr. Curley is a Chartered Financial Consultant (ChFC), a Chartered Life Underwriter (CLU) and a member of the Association of Advanced Life Underwriting (AALU). Mr. Curley earned a bachelor’s degree in political science from the College of the Holy Cross in Worcester, Massachusetts.

Patrick B. McCormick, 54, former Senior Vice President of Symetra Life Insurance Company from June 1999 to November 2010. Mr. McCormick joined Symetra Life Insurance Company in 1985, and served in a variety of positions, including Vice President, prior to serving as Senior Vice President. He was also an officer and director of various other affiliates of Symetra.

Overview

Compensation Philosophy and Objectives

Our overall executive compensation program is designed to align the financial interests of our executives with those of our stockholders. We focus on pay-for-performance (both individual and Company performance) by providing incentives that emphasize long-term value creation, thereby putting a large portion of our executives’ pay at risk. Based on this philosophy, the Compensation Committee has maintained base salaries that may be lower than those paid by other financial services companies and life insurers and has chosen not to provide pensions, choosing instead to grant the largest portion of compensation as long-term incentive compensation, which is based on our modified operating return on equity.

Pay-for-performance.  A majority of our executive officers’ compensation is directly linked to our short- and long-term financial goals, thereby providing incentives for both short- and long-term results. Our Annual Incentive Bonus Plan rewards performance relative to short-term results based on a combination of meeting Company performance goals and individual performance goals. The Symetra Financial Corporation Equity Plan (the “Equity Plan”) rewards long-term performance relative to financial goals set on three-year cycles. In 2010, we changed our long-term programs to further align the interests of our Named Executive Officers with our stockholders’ interests by adding an equity component of restricted stock to our long-term compensation.

Pay at risk.  The pay at risk approach of our incentive compensation is intended to align with the executive officer’s impact on Company performance over the short- and long-term. All executive officers have a significant amount of their total annual compensation at risk through Company performance-based incentives.

Competitive opportunities.  As we grow and strive to reach competitive financial goals, our need for experienced executive talent will continue. Our compensation opportunities must be competitive to allow us to attract and retain talented executives in our field.

Avoidance of problematic pay practices.  We generally have avoided pay practices that are widely considered problematic, such as using the same performance criteria for short- and long-term compensation or excessive severance packages. In addition, change-in-control benefits payable under the Equity Plan and the Performance Share Plan generally have “double trigger” vesting conditions, meaning that they vest in connection with a change in control only if the executive officer also experiences a termination of employment.

Highlights from 2010

2010 Financial Performance

The financial performance of the Company for 2010 represents our strong financial position, which is reflected in our executive compensation program. The highlights of our 2010 financial performance include:

•	Net income for 2010 was $200.9 million, up significantly from $128.3 million in 2009.

•	Adjusted operating income for 2010 totaled $175.2 million, compared with $147.9 million in 2009. Adjusted operating income is a non-GAAP measure. For reconciliation of our non-GAAP measures, see Appendix A to this Proxy Statement.

•	Total revenue for 2010 was $1,878.5 million, compared with $1,714.3 million in 2009.

2010 Compensation Program Key Features

We seek to link executive compensation to the Company’s financial performance. The key features of our compensation program for 2010 include:

•	We changed our long-term programs to further align the interests of our Named Executive Officers with our stockholders’ interests by adding an equity component of restricted stock to our long-term compensation. These shares of restricted stock have a multi-year vesting schedule.

•	We set base salaries at a smaller portion of the overall compensation of our Named Executive Officers while providing a larger portion in the form of incentive-based compensation that is linked to the Company’s financial results and long-term stock price performance.

•	Our executive compensation program continues to reflect good corporate governance practices. We have not entered into long-term employment agreements with any of our Named Executive Officers, and the change in control benefits payable under the Equity Plan and the Performance Share Plan generally have “double trigger” vesting conditions.

•	The compensation of our Named Executive Officers was approved by the Compensation Committee, and all awards under the Equity Plan were approved by the Equity Plan Subcommittee.

Executive Compensation Practices

Role of the Compensation Committee

The Compensation Committee, according to its charter, is responsible for approving all compensation for our Named Executive Officers as well as our other executive officers and for administering the Performance Share Plan and the Equity Plan with respect to all participants. As of January 18, 2011, the Compensation Committee is composed solely of independent directors.

Compensation actions are typically considered at the first meeting of the Compensation Committee of each year after financial results for the prior year are available. In the meeting, the CEO presents a self-evaluation outlining his performance to assist the Compensation Committee in determining his total compensation for the year. The Compensation Committee then holds a private session to discuss and determine the CEO’s total compensation.

In 2010, the Compensation Committee engaged Towers Watson to perform an executive compensation review that provided broad market reference points, which the Compensation Committee used in determining total compensation for executive officers. Towers Watson did not provide any services on behalf of management and did not have any potential business conflicts with its role as an independent advisor.

Role of the Equity Plan Subcommittee

From March 4, 2010 to March 4, 2011, the Equity Plan Subcommittee was responsible for administering the Equity Plan with respect to all participants. The Equity Plan Subcommittee was composed solely of independent directors. Throughout this Compensation Discussion and Analysis, references are made only to the Compensation Committee although actions that relate to the administration of the Equity Plan were made solely by the Equity Plan Subcommittee. For further discussion regarding the Equity Plan Subcommittee, see “Directors’ Meetings and Committees of the Board — Equity Plan Subcommittee.”

Role of Management

The Compensation Committee relies on Thomas M. Marra, our CEO, and Christine A. Katzmar Holmes, our Senior Vice President of Human Resources, to recommend compensation programs and awards for executive officers, subject to Compensation Committee approval, and to administer approved programs for all employees. Mr. Marra and Ms. Katzmar Holmes attend Compensation Committee meetings and, at the Compensation Committee’s request, present management’s analysis and recommendations regarding compensation actions including our base salaries, Annual Incentive Bonus Plan, Sales Incentive Plan and Equity Plan.

Elements of Compensation

We currently compensate our executives through a combination of base salary, annual cash-based incentive compensation or, in the case of our sales executives, sales incentive compensation, and long-term cash-based and equity-based incentive compensation. In determining the achievement of certain aspects of executive compensation goals, our Board uses certain non-GAAP measures as a basis to measure the financial performance of our Company. For a reconciliation of our non-GAAP measures, see Appendix A to this Proxy Statement.

Base salary.  Our philosophy is to make base salary a relatively smaller portion of the overall compensation package of our executive officers relative to what we believe to be common in the industry. While executive performance is annually reviewed, base salaries for executives are not regularly adjusted. Our practice of not adjusting base salaries based on performance is consistent with our philosophy that the majority of compensation should be variable based on our actual long-term and short-term performance and that of the executive.

When establishing base salaries of our executive officers, the Compensation Committee considers a number of factors, including the broad market reference points provided by Towers Watson and internal pay equity. In addition, the Compensation Committee considered the results of the executive compensation review prepared by Towers Watson during 2010.

In 2010, Ms. Meister received a 25% increase in her base salary to bring her closer to the market’s 25th percentile, determined pursuant to the broad market reference points provided by Towers Watson, and to recognize her level of responsibility and leadership role. Mr. Fry was promoted to Executive Vice President due to his strong performance and received a 21% base salary increase. Internal pay equity also was a factor in increasing Mr. Fry’s base salary. By increasing Mr. Fry’s base salary, his base salary is comparable with those salaries of our other product line executive vice presidents.

Annual cash-based incentive compensation.  We pay annual incentive cash awards to our Named Executive Officers, other than sales executives, through the Annual Incentive Bonus Plan in March of each year for performance in the prior calendar year. The Annual Incentive Bonus Plan awards are based on our fulfillment of performance goals set at the beginning of the year and the executive’s individual role in each goal’s fulfillment. The Compensation Committee confirms the performance goals and approves the target aggregate bonus pool for the Annual Incentive Bonus Plan each year. The actual aggregate bonus pool for the Annual Incentive Bonus Plan is determined by the sum of all participants’ target awards and can range from 0% to 200% of this target, based on our fulfillment of performance goals. The Annual Incentive Bonus Plan establishes the metric used to determine the actual aggregate bonus pool as modified operating return on equity. Modified operating return on equity is measured by modified operating income divided by beginning-of-year adjusted book value. Modified operating income equals net income less net realized investment gains/(losses), less net investment income on hedge funds, convertible bonds and investment in common stock, plus 30-year Standard & Poor’s A rated bond investment income substituted for equity and hedge fund performance (valued quarterly) and net investment gains/(losses) on fixed indexed annuity (FIA) options. This metric provides a broad-based measurement of the Company’s performance. For 2010, the target was 12%, with a threshold performance target of 7% and a maximum performance target of 17%. The modified operating return on equity for 2010 was 10%; therefore, a 60% payout was earned. Modified operating return on equity and income are non-GAAP measures. For a reconciliation of these non-GAAP measures, see Appendix A to this Proxy Statement.

After the aggregate bonus pool for the Annual Incentive Bonus Plan is established, each eligible executive is allocated a portion of the pool based on his or her individual target and individual performance. The individual Annual Incentive Bonus target for our CEO and CFO is equal to 100% of his or her base salary while the individual Annual Incentive Bonus target for Messrs. Fry, Guilbert, and Curley is 50% of base salary. After reviewing the performance of each executive, the CEO recommends to the Compensation Committee a percentage of that executive’s individual target to be paid for the performance year based on that executive’s individual performance compared to goals or expectations set by that executive and the CEO. The CEO’s goals are set by the CEO and reviewed by the Compensation Committee. The CEO’s recommended Annual Incentive Bonus is subject to the total funding level for the Annual Incentive Bonus Plan and the average percentage of target bonuses paid to the executive team.

Mr. Marra joined Symetra on June 7, 2010, and his 2010 focus was on our four long-term strategic drivers of profitable growth, financial strength, excellent reputation and workplace health. Ms. Meister’s 2010 goals included: meet or exceed a 13% return on equity; control expenses to plan; and provide financial leadership. Mr. Fry’s 2010 goals included developing new opportunities for growth through product development and broadening distribution relationships. Messrs. Guilbert and Curley joined the Company on November 1, 2010 and, as part of their offer letters, were guaranteed a specific amount for their Annual Incentive Bonus. As such, no specific goals were set for bonus achievement. The Compensation Committee approved payouts under this plan to certain Named Executive Officers based on each executive’s individual performance during 2010. The total amounts of these payouts for Mr. Marra, Ms. Meister and Mr. Fry are set forth in the “Summary Compensation Table” on page 21. These amounts are 100% of the target bonus levels multiplied by the 60% funding level associated with the Annual Incentive Bonus Plan for Mr. Marra, Ms. Meister and Mr. Fry.

In its discretion, the Compensation Committee determined to fund a discretionary bonus pool outside of the Annual Incentive Bonus Plan of an additional 15% for bonuses paid in March 2011 for all Company employees. The Compensation Committee determined to fund the additional 15% to reward the significant effort by all employees to successfully transition the leadership. The approved discretionary amount is included in the bonus column in the “Summary Compensation Table” on page 21 for Mr. Marra, Ms. Meister and Mr. Fry.

The Annual Incentive Bonus targets for the Named Executive Officers generally are based on competitive positioning with respect to target total cash compensation for their respective positions. The Compensation Committee sets the target percentages as part of its total compensation review each year. Combining our overall Company performance and individual performance in determining the amount to be received by each executive ensures that the interests of each executive are aligned with our goals for financial success and that each executive is rewarded for individual performance. In 2010, the Annual Incentive Bonus target constituted 16%, 19%, 19%, 16% and 17% of total target compensation for Mr. Marra, Ms. Meister, Mr. Fry, Mr. Guilbert and Mr. Curley, respectively.

Sales incentive compensation.  All sales employees participate in a sales incentive program. The targets for Mr. McCormick’s 2010 Sales Incentive Plan were based on Sales and Distribution’s financial plan and were designed to incentivize him to develop new distribution relationships and expand existing relationships. The targets were approved by the then CEO, Mr. Talbot. Mr. McCormick earned compensation based on a percentage of sales for each product line for new net sales volumes. Mr. McCormick’s 2010 Sales Incentive Plan also included a Sales Effectiveness Payment component pursuant to which he could have earned up to $50,000 based on the following criteria: 76% on sales goals achievement per quarter and 24% on expense management per quarter. Mr. McCormick’s total sales incentive target was 44% of his total target compensation for 2010. By his termination date of November 30, 2010, Mr. McCormick’s earned incentive compensation was 52% of his goal. The total 2010 incentive compensation for Mr. McCormick is set forth in the “Summary Compensation Table” on page 21.

Long-Term Incentive Compensation

The Performance Share Plan.  Prior to our initial public offering, we primarily provided long-term incentives to our Named Executive Officers and other executive officers through the Performance Share Plan. This long-term incentive compensation is in the form of unit-based performance awards. Awards were granted annually. Each award period was typically three years, therefore overlapping other award periods. At the time of grant, each target performance unit has the financial value of $100. Thereafter, each target performance unit has a notional value of $100 x (1 + aggregate percentage growth per share). At the end of the award period, the Compensation Committee determines the level of attainment of the performance target and assigns a performance percentage of 0% to 200% of target based on that determination. The matured performance units are paid in cash in an amount equal to the then notional value of the target shares multiplied by the performance percentage.

For the 2008-2010 cycle under the Performance Share Plan, the performance target was 13% compound annualized growth in our intrinsic business value per share, with a threshold performance target of 10% and a maximum performance target of 16%. Growth in our intrinsic business value per share equals the average of the compound annualized growth rates during the award period of the adjusted book value per share, and the enterprise value per share. The threshold performance targets were not met for the 2008-2010 cycle. The Compensation Committee, in its discretion, modified the terms of awards granted, and approved a discretionary payout based on the modified operating return on equity over the three-year period calculation that is described in the 2009-2011 cycle, resulting in a performance percentage of 56.6%. The performance percentage equals the modified operating return on equity over the three-year period of 10.83% minus the threshold performance target of 8% divided by the target spread of 5%. The amounts of these payouts with respect to the eligible Named Executives Officers, Ms. Meister and Mr. Fry, are set forth in the “Summary Compensation Table” on page 21. Messrs. Talbot and McCormick forfeited their shares of this cycle as part of their separation agreements.

For the 2009-2011 cycle under the Performance Share Plan, the performance target is 13% modified operating return on equity averaged over the award period with a threshold performance target of 8% and a maximum performance target of 18%. For the 2009-2011 cycle, if the modified operating return on equity is 8% or lower, the performance percentage will be 0%. If the modified operating return on equity is 18% or higher, the maximum performance percentage of 200% applies. For modified operating return on equity between 8% and 18%, the performance percentage will be determined on the basis of straight-line interpolation. Messrs. Talbot and McCormick forfeited their shares of this cycle as part of their separation agreements.

No Performance Share grants were made in 2010 as all long-term incentive compensation grants were made pursuant to the Equity Plan.

The Equity Plan.  We maintain an Equity Plan to provide long-term incentives to our Named Executive Officers and other employees, our non-employee directors and any consultants. Since our initial public offering, the Equity Plan serves as the primary vehicle for providing long-term incentive awards. Our Compensation Committee administers the Equity Plan and determines which individuals are eligible to receive awards, the number of shares or units to be granted, the exercise or purchase price for awards, the vesting schedule for each award and the maximum term of each award. Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares/units and other stock-based awards. In 2010, grants were provided via performance units, restricted stock and stock options. Equity awards were granted in order to align the interests of our Named Executive Officers with our stockholders’ interests by reducing the amount of cash-based components in our long-term incentive compensation program.

Performance unit grants are similar to grants under the Performance Share Plan in that at the time of grant, each target performance unit has the financial value of $100. Thereafter, each target performance unit has a notional value of ($100 x (1 + annualized modified operating return on equity)ˆ3) per share. At the end of the award period, the Compensation Committee determines the level of attainment of the performance target and assigns a performance percentage of 0% to 200% of target based on that determination. It is intended that the matured performance units will be paid in cash in an amount equal to the then notional value of the target shares multiplied by the performance percentage. The award period is generally three years and awards are granted annually. For the 2010-2012 cycle, the performance target is 12% modified operating return on equity averaged over the award period, with a threshold performance target of 7% and a maximum performance target of 17%. If the modified operating return on equity is 7% or lower, the performance percentage will be 0%. If the modified operating return on equity is 17% or higher, the maximum performance percentage of 200% applies. For modified operating return on equity between 7% and 17%, the performance percentage will be determined on the basis of straight-line interpolation.

The target performance unit grants made in 2010 for the 2010-2012 cycle under the Equity Plan for Mr. Marra, Ms. Meister, Mr. Talbot, Mr. Fry, Mr. Guilbert, Mr. Curley and Mr. McCormick constitute 39%, 48%, 57%, 34%, 41%, 40% and 44% of target total compensation, respectively. Although awards of performance units are not specifically set at these percentages, performance unit grants under the Equity Plan are designed such that our Named Executive Officers have a substantial proportion of their target total compensation linked to the achievement of Company performance targets. Messrs. Talbot and McCormick forfeited their grants as part of their separation agreements.

Restricted stock awards were granted during 2010 to all Named Executive Officers and are scheduled to vest on December 31, 2012, subject to continued employment through such date. Grants of restricted stock were made to directly link the long-term interests of our executives with the long-term interests of our stockholders. The grants made under the 2010-2012 cycle under the Equity Plan constitute 28%, 15%, 17%, 10%, 12%, 12% and 9% of target total compensation for Mr. Marra, Ms. Meister, Mr. Talbot, Mr. Fry, Mr. Guilbert, Mr. Curley and Mr. McCormick, respectively. Mr. Talbot’s shares were vested as disclosed in the “Option Exercises and Stock Vested” table and Mr. McCormick’s shares were forfeited as part of their separation agreements.

As an incentive to join the Company, stock options were awarded to Messrs. Marra, Guilbert and Curley. Ms. Meister and Mr. Fry also received options to provide internal equity. This award of options was a retention measure as well as a stockholder alignment tool, as we do not consider them to be a major component of compensation. The options are meant to be one-time grants to encourage long-term results for the Company. The options vest 100% after seven years and, as of December 31, 2010, have an exercise price in excess of the per share value of the Company’s common stock. The Compensation Committee determined the terms, exercise price and number of options to these executives. The options vest on June 30, 2017 and expire on June 30, 2018 and have an exercise price of $28.00 per share.

The “Grants of Plan-Based Awards” table on page 22 sets forth the grants made under the Equity Plan to each Named Executive Officer in 2010. For the Equity Plan, our CEO’s recommendations and our Compensation Committee’s determinations with respect to the size of awards to participants are subjective, and no proportional or other mathematical formula is applied, nor are any specific factors considered. Our CEO received the largest grant because he is responsible for our Company’s overall business and financial performance. Our CFO’s awards have increased each year to reflect her increased level of responsibility. The grants made to Messrs. Fry, Guilbert, and Curley are reflective of their duties as division executive vice presidents. The grant made to Mr. McCormick was reflective of his duties at the time as a senior vice president of a core business operation.

Employment/severance/change-in-control arrangements.  Each of Messrs. Marra, Guilbert, and Curley has an arrangement pursuant to their respective offer letters that entitles each executive to cash severance if such executive’s employment is terminated without cause during the first two years of employment. In the event Mr. Marra’s employment with the Company is terminated by the Company for reasons other than cause during his first two years of employment, he will receive separation pay equal to two times his base salary and two times his targeted Annual Incentive Bonus, provided he executes and does not rescind a standard release agreement. In the event Mr. Guilbert’s or Mr. Curley’s employment is terminated by the Company for reasons other than cause during his first two years of employment, he would receive separation pay equal to two times base salary and one times his targeted Annual Incentive Bonus provided he executes and does not rescind a standard release agreement. If Mr. Marra’s, Mr. Guilbert’s, or Mr. Curley’s employment is terminated by the Company after two years from his hire date, he will receive severance according to the prevailing practice of the Company at that time. The severance arrangements were made for our new executive officers to attract them to the Company and provide them with financial protection in the event of their termination without cause. The Compensation Committee determined the amount of severance ensuring the amounts were fair, but not excessive, and would attract talented executives.

All of our executive officers are “at will” employees. In the event of a termination of an executive officer’s employment by us without cause or by the executive due to a constructive termination, in either case within

12 months (in the case of the Equity Plan) or within 24 months (in the case of the Performance Share Plan) of a change in control, executives receive certain payments and accelerated vesting under our Equity Plan and our Performance Share Plan as described in more detail beginning on pages 25 and 28, respectively. We provide for this change-in-control benefit as an incentive and retention mechanism that provides security to our executives in the event that we experience a change in ownership. The severance arrangements for Messrs. Talbot and McCormick are disclosed in the “Potential Payments Upon Termination” table on page 29.

Retirement benefits.  All of our employees, including our Named Executive Officers, may participate in our qualified 401(k) plan, which includes a safe harbor employer match. The safe harbor employer match is equal to 100% of employee contributions up to the first 6% of eligible compensation. We have no defined benefit pension plans, non-qualified deferred compensation plans or retiree medical plans.

Perquisites

Since Mr. Marra does not live full-time near the Company’s headquarters in Bellevue, Washington, he receives a housing allowance of $4,500 per month to assist him with his housing needs near the headquarters. Mr. Marra may fly first class on commercial airlines to and from our headquarters. Our CFO also may travel first class when traveling for business. Mr. Guilbert was provided a substantial relocation bonus as part of his offer letter as incentive for him to immediately move his family close to our corporate headquarters. Otherwise, our executive officers receive the same benefits that are available to all employees. Benefits such as medical and dental insurance, life insurance, short- and long-term disability, vacation and sick leave, tuition reimbursement and professional education funding, charitable gift matching, employee referral program and relocation assistance are available to all employees. All employees also are eligible for several discount programs, including fitness club memberships, computers/software, wireless programs, office supplies, rental cars and hotels for personal use. As part of Mr. Talbot’s separation and consulting agreement, we are providing him with office space and office services from his separation date through June 30, 2011.

Other Compensation Matters

Common Stock Ownership Requirements

The Company does not have a formal requirement for share ownership by any group of employees. The Company seeks to weight its compensation scheme to ownership of shares of our common stock. The Company believes that broad-based stock ownership by its employees (including our Named Executive Officers) enhances its ability to deliver superior stockholder returns by increasing the alignment between the interests of our employees and our stockholders. The goal of the Equity Plan is to engage all of our Named Executive Officers as partners in the Company’s success and help the Company realize the maximum gain from its business strategies.

Tax and Accounting Implications of Executive Compensation Programs

The Compensation Committee considers tax and accounting treatment when designing our executive compensation programs. One such tax consideration is Section 162(m) of the Internal Revenue Code, which limits the Company’s deduction for compensation paid to the certain Named Executive Officers. The amount of this annual limit is $1 million paid to each such Named Executive Officer. However, the limitation does not apply to certain performance-based compensation. In addition to the performance-based compensation exception, we also rely on a rule that exempts payments made under certain plans adopted before a corporation’s initial public offering. In the Company’s case, this exemption will expire after our 2014 annual meeting. The Compensation Committee seeks to maximize the tax deductibility of the Company’s compensation payments; however, we may provide some compensation that is not tax deductible. In June 2010, the Board approved a stock option award to Mr. Marra that, if exercised, may not be fully tax deductible.

Compensation Clawbacks

The Company does not have in place formal policies related to the “clawback” of incentive compensation in the event of financial restatements and similar events, but the Compensation Committee has discussed adopting such a policy and intends to do so once the SEC adopts final rules implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to the recovery of erroneously awarded compensation.

Compensation Plan Risk Assessment

At the March 4, 2011 Compensation Committee meeting, the Compensation Committee and management reviewed our compensation programs and practices applicable to all employees, including executive officers, in order to assess the risks presented by such programs and practices. Management analyzed the likelihood and magnitude of potential risks, focusing on program elements that may create risk, including strategic risk, cultural risk, governance risk, business unit risk, pay-mix risk, and performance measurement risk. The review also took into account mitigating features associated with our compensation programs and practices. The Company’s performance-based compensation plans use modified operating return on equity as the performance goal. The Company’s executive compensation philosophy is designed to pay-for-performance and provides incentives that emphasize long-term value. Likewise, the Company’s various sales incentive plans are used to attract and retain high-performing sales personnel and are designed to provide an incentive to wholesalers and sales managers for driving profitable new business and retaining existing business.

After reviewing the Company’s compensation risk, the Compensation Committee and management concluded that our compensation policies and practices do not create any risk that is reasonably likely to have material adverse effect on the Company. Our plans work together to provide both short- and long-term focus and operate under a philosophy that is designed to pay-for-performance.

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement relating to the Annual Meeting and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

The Compensation Committee
Lois W. Grady, Chairman
Sander M. Levy
Lowndes A. Smith

Summary Compensation Table

The following table presents compensation earned during 2008, 2009 and 2010 by the Company’s Named Executive Officers:

						Non-Equity
						Incentive	All
				Stock	Option	Plan	Other	Total
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)

Thomas M. Marra(a)	2010	282,692	78,750	889,742	3,787,500	315,100	83,123	5,436,907
President and CEO
Margaret A. Meister	2010	352,308	823,374	313,580	1,525,000	211,485	15,135	3,240,882
Executive Vice President	2009	300,000	1,040,291	103,201	—	—	15,024	1,458,516
and CFO	2008	295,962	535,451	—	—	—	14,173	845,586
Randall H. Talbot(b)	2010	278,654	525,000	644,308	—	—	2,786,571	4,234,533
Former President and	2009	525,000	3,325,137	984,532	—	—	15,267	4,849,936
CEO	2008	525,000	2,131,403	—	—	—	14,461	2,670,864
Michael W. Fry	2010	276,923	251,927	89,997	663,000	83,177	15,034	1,380,058
Executive Vice President, Group Division
Daniel R. Guilbert(c)	2010	50,481	387,500	149,996	696,000	100	19,579	1,303,656
Executive Vice President, Retirement Division
Jonathan E. Curley(d)	2010	42,404	172,500	119,999	696,000	100	13,960	1,044,963
Executive Vice President, Life Division
Patrick B. McCormick(e)	2010	190,000	1,000	62,501	—	192,442	641,139	1,087,082
Former Senior Vice	2009	200,000	290,367	—	—	229,635	15,046	735,048
President, Distribution	2008	200,000	354,837	—	—	—	14,225	569,062

(a)	Mr. Marra’s date of hire was June 7, 2010.

(b)	Mr. Talbot’s termination date was June 30, 2010.

(c)	Mr. Guilbert’s date of hire was November 1, 2010.

(d)	Mr. Curley’s date of hire was November 1, 2010.

(e)	Mr. McCormick’s termination date was November 30, 2010.

(1)	Represents the amount earned in base salary each fiscal year.

(2)	For 2010, represents (i) the discretionary amounts awarded in excess of the performance percentage for the 2010 Annual Incentive Bonus to Mr. Marra, Ms. Meister and Mr. Fry of $78,750, $52,846 and $20,769, respectively; (ii) the discretionary amounts for the 2008-2010 cycle under the Performance Share Plan to Ms. Meister and Mr. Fry paid in March 2011 of $770,528 and $231,158, respectively; (iii) relocation bonuses of $200,000 for Mr. Guilbert and $15,000 for Mr. Curley; (iv) guaranteed Annual Incentive Bonus as part of separation package for Mr. Talbot and guaranteed bonuses of $187,500 for Mr. Guilbert and $157,500 for Mr. Curley; and (v) employee referral bonus for Mr. McCormick.

(3)	Represents the aggregate grant date fair value, or in the case of Mr. Talbot the modification date fair value, for restricted stock granted, or modified, in each respective year, as calculated under the Financial Accounting Standard Board’s Accounting Codification Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our common stock on the date of grant, which is then recognized over the requisite service period of the award. The restricted shares granted to the Named Executive Officers in 2010 are scheduled to vest on December 31, 2012, subject to continued employment through such date. Note that the amounts reported in this column do not necessarily correspond to the actual economic value that will be received by the Named Executive Officers from the awards.

(4)	Represents the aggregate grant date fair value for stock options granted in 2010, as calculated under ASC Topic 718. The assumptions made in calculating the grant date fair value amounts for these stock options are incorporated herein by reference to the discussion of those assumptions in Footnote (c) of the “Grants of Plan-

Based Awards” table below. The options granted to the Named Executive Officers in 2010 are scheduled to vest on December 31, 2017, subject to continued employment through such date. Note that the amounts reported in this column do not necessarily correspond to the actual economic value that will be received by the Named Executive Officers from the options.

(5)	Represents (i) amount of the 2010 Annual Incentive Bonus at the earned 60% performance percentage for Mr. Marra, Ms. Meister and Mr. Fry; (ii) $100 challenge goal award for Mr. Marra, Ms. Meister, Mr. Fry, Mr. Guilbert and Mr. Curley; and (iii) amount Mr. McCormick earned pursuant to his Sales Incentive Plan.

(6)	Represents (i) employer contributions to the Symetra Financial Retirement Savings Plan of $14,700 in 2010 for each of our Named Executive Officers, except for Mr. Marra, Mr. Guilbert and Mr. Curley whose employer contributions were $13,327, $864 and $727, respectively; (ii) employer-paid life insurance premiums with respect to each Named Executive Officer; (iii) grossed-up reimbursements for relocation bonus for Mr. Curley ($9,608) and challenge goal award for each Named Executive Officer, except for Mr. Talbot and Mr. McCormick; (iv) relocation assistance and housing for Mr. Marra of $69,455; (v) relocation assistance for Mr. Guilbert and Mr. Curley of $18,615 and $3,525, respectively; (vi) severance payments including vacation payout and COBRA assistance for Mr. Talbot and Mr. McCormick of $2,639,331 and $631,504, respectively; (vii) consulting fees of $100,000 to Mr. Talbot; (viii) offsite office expenses per Mr. Talbot’s separation and consulting agreement of $29,457; and (ix) outplacement-related services of $2,800 and $2,500 for Mr. Talbot and Mr. McCormick, respectively.

Grants of Plan-Based Awards

The following table summarizes the estimated future payouts under grants made by us to the Named Executive Officers in 2010 under our incentive plans:

			Estimated Future Payouts Under			Estimated Future Payouts Under			All Other Stock
			Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Awards(3)		All Other Option Awards
										Grant			Grant
										Date Fair		Exercise	Date Fair
										Value of		Price of	Value of
									Number	Stock	Number	Option	Option
	Type of	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	of Shares	Awards	of	Awards	Awards
Name	Award	Date	($)	($)	($)	($)	($)	($)	of Stock	($)	Options	($/Sh)	($)

Thomas M. Marra	Annual Incentive Plan	6/7/2010	10,500	525,000	1,050,000	—	—	—	—	—	—	—	—
	Performance Units	6/7/2010	—	—	—	22,113	1,264,435	2,882,903	—	—	—	—	—
	Restricted Stock	6/7/2010	—	—	—	—	—	—	72,632	889,742	—	—	—
	Options(c)	6/7/2010	—	—	—	—	—	—	—	—	1,250,000	28.00	3,787,500
Margaret A. Meister	Annual Incentive Plan	3/4/2010	7,046	352,308	704,616	—	—	—	—	—	—	—	—
	Performance Units	3/4/2010	—	—	—	17,690	1,011,548	2,306,323	—	—	—	—	—
	Restricted Stock	3/4/2010	—	—	—	—	—	—	14,140	180,002	—	—	—
	Restricted Stock	6/11/2010	—	—	—	—	—	—	10,860	133,578	—	—	—
	Options(c)	6/11/2010	—	—	—	—	—	—	—	—	500,000	28.00	1,525,000
Randall H. Talbot(a)	Annual Incentive Plan	3/4/2010	—	525,000	—	—	—	—	—	—	—	—	—
	Performance Units	3/4/2010	—	—	—	40,933	2,340,610	5,336,575	—	—	—	—	—
	Restricted Stock	3/4/2010	—	—	—	—	—	—	56,088	714,000	—	—	—
	Modified Restricted Stock	6/15/2010	—	—	—	—	—	—	131,358	644,308	—	—	—
Michael W. Fry	Annual Incentive Plan	3/4/2010	2,769	138,462	276,923	—	—	—	—	—	—	—	—
	Performance Units	3/4/2010	—	—	—	4,386	250,780	571,776	—	—	—	—	—
	Performance Units	6/15/2010	—	—	—	774	44,255	100,902	—	—	—	—	—
	Restricted Stock	3/4/2010	—	—	—	—	—	—	2,474	31,494	—	—	—
	Restricted Stock	6/15/2010	—	—	—	—	—	—	4,718	58,503	—	—	—
	Options(c)	9/15/2010	—	—	—	—	—	—	—	—	300,000	28.00	663,000
Daniel R. Guilbert	Performance Units	11/1/2010	—	—	—	8,599	491,725	1,121,129	—	—	—	—	—
	Restricted Stock	11/1/2010	—	—	—	—	—	—	13,636	149,996	—	—	—
	Options(c)	11/1/2010	—	—	—	—	—	—	—	—	300,000	28.00	696,000
Jonathan E. Curley	Performance Units	11/1/2010	—	—	—	6,879	393,380	896,903	—	—	—	—	—
	Restricted Stock	11/1/2010	—	—	—	—	—	—	10,909	119,999	—	—	—
	Options(c)	11/1/2010	—	—	—	—	—	—	—	—	300,000	28.00	696,000
Patrick B. McCormick(b)	Sales Incentive Plan	2/17/2010	—	295,527	—	—	—	—	—	—	—	—	—
	Performance Units	3/4/2010	—	—	—	5,221	298,547	680,686	—	—	—	—	—
	Restricted Stock	3/4/2010	—	—	—	—	—	—	2,946	37,503	—	—	—
	Restricted Stock	6/15/2010	—	—	—	—	—	—	2,016	24,998	—	—	—

(a)	As part of Mr. Talbot’s separation and consulting agreement, he was paid his target Annual Incentive Bonus in December 2010, vesting of his restricted stock awards was accelerated, and he forfeited his performance units.

(b)	All grants received by Mr. McCormick, excluding his Sales Incentive Plan, were forfeited at the end of his employment.

(c)	For a description of the assumptions made in determining the grant date fair value, see Notes 1 and 15 in the Notes to Consolidated Financial Statements in the Company’s 2010 Annual Report on Form 10-K. In determining these amounts, it was assumed that each Named Executive Officer would satisfy any service requirements for vesting or payment of the award. As a result, while a discount for the possibility of forfeiture of the award was applied to determine the expenses of these awards as reported in the Company’s 2010 Annual Report on Form 10-K, no such discount was applied in determining the amounts reported in this table.

(1)	Represents the amounts for the Annual Incentive Bonus for Mr. Marra, Ms. Meister and Mr. Fry based on a minimum modified operating return on equity of 7.1%, target of 12% and maximum of 17%. Also represents the target amount of Mr. McCormick’s Sales Incentive Plan.

(2)	Represents the amounts for the 2010-2012 performance units for all Named Executive Officers based on a minimum modified operating return on equity of 7.1%, target of 12% and maximum of 17%. Although it is the intent of the Compensation Committee to settle these units with cash payment, it has discretion in how these units are settled, including the issuance of shares of common stock.

(3)	All Named Executive Officers received grants of restricted stock under the Equity Plan. Ms. Meister, Mr. Fry and Mr. McCormick received two grants. The awards vest on December 31, 2012.

Outstanding Equity Awards

The following table summarizes outstanding equity awards to the Named Executive Officers as of December 31, 2010:

	Option Awards(1)				Stock Awards
Equity
Incentive
Plan
							Equity	Awards:
							Incentive	Market or
							Plan	Payout
							Awards:	Value of
						Market	Number of	Unearned
						Value of	Unearned	Shares,
	Number of	Number of			Number of	Shares or	Shares,	Units or
	Securities	Securities			Shares or	Units of	Units or	Other
	Underlying	Underlying			Units of	Stock that	Other	Rights that
	Unexercised	Unexercised	Option	Option	Stock that	Have Not	Rights that	Have Not
	Options (#)	Options (#)	Exercise	Expiration	Have Not	Vested	Have Not	Vested
Name	Exercisable	Unexercisable	Price ($)	Date	Vested (#)(2)	($)(3)	Vested (#)(4)	($)(5)

Thomas M. Marra	—	1,250,000	28.00	6/30/2018	72,632	995,058	9,000	198,000
Margaret A. Meister	—	500,000	28.00	6/30/2018	25,000	342,500	7,200	158,400
	—	—	—	—	7,890	108,093	—	—
Randall H. Talbot(a)	—	—	—	—	—	—	—	—
Michael W. Fry	—	300,000	28.00	6/30/2018	7,192	98,530	2,100	46,200
Daniel R. Guilbert	—	300,000	28.00	6/30/2018	13,636	186,813	3,500	77,000
Jonathan E. Curley	—	300,000	28.00	6/30/2018	10,909	149,453	2,800	61,600
Patrick B. McCormick(b)	—	—	—	—	—	—	—	—

(a)	All stock awards held by Mr. Talbot were vested on June 15, 2010.

(b)	All stock awards held by Mr. McCormick were forfeited on November 30, 2010.

(1)	Represents the option awards to Mr. Marra, Ms. Meister, Mr. Fry, Mr. Guilbert and Mr. Curley with a full vesting date of June 30, 2017 as disclosed in the “Grants of Plan-Based Awards” table.

(2)	Represents (i) the number of shares of restricted stock granted in 2010 as disclosed in the “Grants of Plan-Based Awards” table; and (ii) 7,890 shares of restricted stock granted in August 2009 to Ms. Meister with a full vesting date of December 31, 2011. Partial or full vesting also may occur under certain termination conditions as discussed on page 29, “Potential Payments Upon Termination or Change in Control.”

(3)	Measured as the number of shares that have not vested multiplied by the closing market price of $13.70 per share as of December 31, 2010.

(4)	Represents the number of performance units granted in 2010 as disclosed in the “Grants of Plan-Based Awards” table.

(5)	Represents a prorated amount at a 60% performance percentage based on performance as of December 31, 2010.

Option Exercises and Stock Vested

The following table summarizes options exercised and stock vested by Named Executive Officers as of December 31, 2010:

	Option Awards		Stock Awards
Number of
Shares
	Acquired on	Value	Number of Shares
	Exercise	Realized on	Acquired on Vesting	Value Realized on
Name	(#)	Exercise ($)	(#)(1)	Vesting ($)(2)

Thomas M. Marra	—	—	—	—
Margaret A. Meister	—	—	—	—
Randall H. Talbot	—	—	131,358	1,628,839
Michael W. Fry	—	—	—	—
Daniel R. Guilbert	—	—	—	—
Jonathan E. Curley	—	—	—	—
Patrick B. McCormick	—	—	—	—

(1)	Represents the number of restricted shares that vested on June 15, 2010 as part of Mr. Talbot’s separation and consulting agreement.

(2)	Represents the value realized at $12.40 per share. The contractual restrictions pursuant to certain lock-up and shareholders agreements relating to these shares were removed on September 13, 2010, and the remaining contractual restrictions pursuant to Mr. Talbot’s severance and consulting agreement were removed on February 28, 2011.

Employee Benefit Plans

The following is a summary of our primary employee benefit plans:

Annual Incentive Bonus Plan

Annual incentive cash awards are paid to our Named Executive Officers, other than our former sales executive, Mr. McCormick, pursuant to the Annual Incentive Bonus Plan. A description of the material terms of the Annual Incentive Bonus Plan is on page 15, “Elements of Compensation.”

Sales Incentive Plan

Our sales employees, including our former sales executive, Mr. McCormick, receive short-term incentive compensation through the Sales Incentive Plan. A description of the material terms of the Sales Incentive Plan, and the payout received by Mr. McCormick prior to his termination of employment in 2010, is on page 15, “Elements of Compensation.”

Performance Share Plan

Prior to our initial public offering, we provided our Named Executive Officers with long-term incentive compensation through grants pursuant to the Performance Share Plan. A description of the material terms of the Performance Share Plan, and the terms of the awards outstanding pursuant to the 2009-2011 performance cycles, are on page 15, “Elements of Compensation.”

Equity Plan

Background.  Since becoming a public company, we primarily provide long-term incentive compensation through the Symetra Financial Corporation Equity Plan (the “Equity Plan”). The purpose of the Equity Plan is to advance the Company’s and our stockholders’ interests by providing long-term incentives to our employees, directors and consultants. The Equity Plan became effective in 2007 and has a 10-year term. This summary of the Equity Plan includes terms such as “disability,” “termination without cause,” “fair market value,” “constructive termination,” and “change in control,” among others, the complete definitions of which are set forth in the Equity Plan.

Administration.  Our Compensation Committee administers the Equity Plan and determines which individuals are eligible to receive awards, the type of awards and number of shares or units to be granted, the exercise or purchase price for each award, the vesting schedule for each award and the maximum term of each award (subject to the limits set forth in the Equity Plan). The Compensation Committee has authority to interpret the Equity Plan and any determination by the Compensation Committee will be final.

Share reserve.  We have reserved 7,830,000 shares of our common stock for issuance under the Equity Plan, of which, as of March 11, 2011, 4,310,250 remain available for issuance. This reserve, and all limits referenced below, is subject to adjustment in the event of stock splits or similar capitalization events.

Eligibility.  The individuals eligible to participate in the Equity Plan include our officers and other employees, our non-employee directors and any consultants.

Limit on awards.  During any calendar year, the maximum aggregate number of shares subject to awards granted to any individual shall be 1,500,000.

Equity awards.  The Equity Plan permits us to grant the following types of awards:

•	Restricted Stock. A restricted stock award is a grant of shares or an offer by us to sell shares of our common stock subject to a risk of forfeiture and/or a right of repurchase by us upon the termination of employment of the participant on such terms (including price and timing) as may be determined by the Compensation Committee. This risk of forfeiture and/or right of repurchase may lapse according to vesting conditions, which may include performance conditions, a time-based schedule or a combination thereof, to be determined in each case by the Compensation Committee. In the event of death or disability of a holder of restricted stock subject to vesting other than monthly vesting, the risk of forfeiture and/or our right to repurchase such shares shall lapse with respect to a pro-rata portion of the restricted shares equal to the percentage of the vesting period that has elapsed. The Compensation Committee also has the discretion to waive all or a portion of the risk of forfeiture and/or our right to repurchase shares of restricted stock in the event of a participant’s voluntary resignation or retirement. In the event of a change in control followed by termination without cause or constructive termination of the participant within 12 months, the restrictions on such participant’s restricted stock will lapse.

•	Stock Options. The Equity Plan provides for the grant of incentive stock options (commonly referred to as ISOs) to employees and non-qualified stock options (commonly referred to as NSOs) to employees, directors and consultants. The Compensation Committee determines the terms of options, provided that ISOs are subject to statutory limitations. The Compensation Committee determines the exercise price for a stock option, within the terms and conditions of the Equity Plan and applicable law, provided that the exercise price of an ISO may not be less than 100% (or 110% in the case of a recipient who is a 10% stockholder) of the fair market value of our common stock on the date of grant.

Options granted under the Equity Plan will vest at the rate specified by the Compensation Committee, with the vesting schedule for each stock option to be set forth in the stock option agreement for such option grant. Generally, the Compensation Committee determines the term of stock options granted under the Equity Plan, up to a maximum term of 10 years.

After termination of an optionee’s employment, the optionee may exercise the vested portion of each option for the period of time stated in the option agreement to which such option relates. The Compensation Committee also has the discretion to permit exercise of the unvested portion of an option in the event of voluntary resignation or retirement. Generally, if termination is due to disability, the vested portion of each option will remain exercisable for three years following the date of disability, and in the event of death of an optionee, the vested portion of each option will remain exercisable by such optionee’s estate for one year. In all other cases, the vested portion of each option will generally remain exercisable for three months following termination of employment. However, an option may not be exercised later than its expiration date.

Notwithstanding the above, in the event of a change in control of Symetra, followed by termination without cause or constructive termination of an optionee within 12 months of the change in control, such optionee’s stock options will become 100% vested and exercisable for up to 30 days following such termination.

•	Stock Appreciation Rights. Stock appreciation rights provide for a payment or payments, in cash or shares of common stock, to the participant based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price. The exercise price of a stock appreciation right may not be less than 100% of the fair market value of our common stock on the date of grant of the stock appreciation right. Stock appreciation rights are otherwise generally subject to the same terms and limitations as described above for stock options, including vesting acceleration upon termination following a change in control.

•	Restricted Stock Units. Restricted stock units represent the right to receive, without payment to the Company, an amount of shares of our common stock equal to the number of shares underlying the restricted stock units multiplied by the fair market value of a share on the date of vesting of the restricted stock units. The Compensation Committee may, at its discretion, impose vesting conditions, which may include performance conditions, a time-based vesting schedule or a combination thereof, on the exercise of such units. A participant’s restricted stock units generally terminate in the event the participant’s employment terminates prior to payment with respect to the units. However, in the event of death or disability of a holder of restricted stock units that are subject to vesting other than monthly vesting, the holder will receive payment for a pro-rata percentage of the unvested units equal to the percentage of the vesting period that has elapsed. The Compensation Committee also has the discretion to make payment with respect to all or a portion of the unvested restricted stock units held by a participant in the event of such participant’s voluntary resignation or retirement. In the event of a change in control followed by termination without cause or constructive termination of the participant within 12 months, such participant’s restricted stock units that were outstanding on the date of termination will be cancelled and such participant will receive a cash payment equal to the product of the number of restricted stock units and the fair market value of a share of our common stock on the date of termination.

•	Performance Shares/Units. A performance share award entitles a participant to receive all or part of the value of a specified number of hypothetical shares if specified performance objectives, as determined by the Compensation Committee, are satisfied during a specified award period. The payout under a performance share award is the product of (i) the target number of performance shares subject to award; (ii) the performance percentage; and (iii) the fair market value of a share on the date the award is paid or becomes payable to the participant.

Performance units are similar to performance shares, except that the value is based on a fixed dollar value or formula specified by the Compensation Committee, rather than the fair market value of a share on the date the award is paid or payable (as with performance shares). The maximum value of performance units that may be earned by a participant for any single award period of one year or longer may not exceed $25 million.

At the end of the award period for performance shares or performance units, the Compensation Committee assigns a performance percentage that is between 0% and 200%, depending on the extent to which the applicable performance objectives were met during the award period. Performance shares and units may be settled in cash, shares of our common stock, other securities, other awards, other property or any combination thereof, as determined by the Compensation Committee.

A participant’s performance shares or units are cancelled if the participant’s employment is terminated prior to the end of the award period. However, if a participant dies or becomes disabled during the performance period, such award is paid to such participant (or such participant’s estate) on a pro-rata basis. In the event of a change in control followed by termination without cause or constructive termination of the participant within 12 months, the participant’s performance share/unit award shall be paid out on a pro-rata basis according to the percentage of months during the award period that have elapsed, with a performance percentage of 100%.

•	Other Stock-Based Awards. The Compensation Committee also has the discretion to issue other equity-based awards under the Equity Plan, including fully vested shares of common stock.

Awards not transferable.  Awards under the Equity Plan are generally non-transferable, except to a participant’s estate in the event of the participant’s death.

Adjustments.  The Compensation Committee is authorized to make adjustments to the terms and conditions of awards in recognition of certain unusual or nonrecurring events, including but not limited to extraordinary dividends, stock splits, mergers or a change in control of the Company. In such events, the Compensation Committee has the discretion to do what it determines is appropriate or desirable, including providing for the substitution or assumption of awards, accelerating the vesting of or the lapse of restrictions on awards, terminating the awards or making a cash payment in consideration for the cancellation of awards.

Amendment and termination.  The Equity Plan may be amended or terminated at any time upon approval of our Board, provided that no amendment or termination will adversely affect outstanding awards. The Equity Plan will terminate on the earlier of the termination of the Equity Plan by our Board or 10 years from the effective date of the Equity Plan.

Employee Stock Purchase Plan

Background.  Our employee stock purchase plan is designed to enable eligible employees to periodically purchase shares of our common stock at a discount. Purchases are accomplished through participation during discrete offering periods. Our employee stock purchase plan is intended to qualify as an employee stock purchase plan under section 423 of the Internal Revenue Code of 1986, as amended. Our Board adopted our employee stock purchase plan in October 2007. Our first offering period commenced on August 16, 2010.

Share reserve.  We have initially reserved 870,000 shares of our common stock for issuance under our employee stock purchase plan, of which, as of March 11, 2011, 812,855 remain available for issuance.

Administration.  Our Compensation Committee administers our employee stock purchase plan. Our employees generally are eligible to participate in our employee stock purchase plan if they are employed on a salaried basis by us, or a subsidiary of ours that we designate, for 20 or more hours per week and more than five months in a calendar year. Employees who are 5% stockholders, or would become 5% stockholders as a result of their participation in our employee stock purchase plan, are ineligible to participate in our employee stock purchase plan. We may impose additional restrictions on eligibility as well.

Under our employee stock purchase plan, eligible employees may acquire shares of our common stock by accumulating funds through payroll deductions. Our eligible employees may select a rate of payroll deduction up to 15% of their cash compensation (or such lower limit as determined by the Compensation Committee). We also have the right to amend or terminate our employee stock purchase plan, except that, subject to certain exceptions, no such action may adversely affect any outstanding rights to purchase stock under the plan. Our employee stock purchase plan will remain in effect until terminated by our Compensation Committee.

Purchase rights.  When an offering period commences, our employees who meet the eligibility requirements for participation in that offering period and who elect to participate are granted a nontransferable option to purchase shares in that offering period. An employee’s participation automatically ends upon termination of employment for any reason. An employee may withdraw from the plan at any time at least five business days prior to a purchase date, and in such event shall receive a refund of all of such employee’s payroll deductions deposited to date into the plan.

Each offering period will be for approximately six months (commencing on the first trading day on or immediately after February 15 and August 15 of each year and terminating on the trading day on or immediately preceding the next August 14 or February 14, respectively). The duration and timing of offering periods may be changed by the Compensation Committee without stockholder approval if such change is announced prior to the scheduled beginning of the offering period to be effected thereafter.

No participant will have the right, on a calendar-year basis, to purchase our shares at a rate that has a fair market value of more than $25,000. The fair market value is determined as of the first trading day of the applicable offering period. The purchase price for shares of our common stock purchased under our employee stock purchase plan will be 85% of the closing trading price per share of our common stock as reported by the NYSE on the last date of each purchase period.

Change in control.  In the event of a change in control of the Company, the acquiring entity shall assume the outstanding purchase rights. In the event the acquiring entity refuses to do so, the purchase and offering periods then in progress shall terminate prior to the date of closing of the change in control transaction.

401(k) Plan

We offer a qualified Section 401(k) plan to all employees who meet specified eligibility requirements. Eligible employees may contribute up to 100% of their eligible compensation, subject to limitations established under Section 401(k). We provide a safe harbor employer match and match participant contributions dollar-for-dollar, up to 6% of their compensation. Participants are immediately vested in their contributions.

Potential Payments Upon Termination or Change in Control

Each of Messrs. Marra, Guilbert and Curley has an arrangement pursuant to his offer letter that entitles each executive to cash severance if such executive’s employment is terminated without cause during the first two years of employment. In the event Mr. Marra’s employment with the Company is terminated by the Company for reasons other than cause during his first two years of employment, he will receive separation pay equal to two times his base salary and two times his targeted Annual Incentive Bonus, provided he executes and does not rescind a standard release agreement. In the event Mr. Guilbert’s or Mr. Curley’s employment is terminated by the Company for reasons other than cause during his first two years of employment, he would receive separation pay equal to two times base salary and one times his targeted Annual Incentive Bonus, provided he executes and does not rescind a standard release agreement. If Mr. Marra’s, Mr. Guilbert’s or Mr. Curley’s employment is terminated by the Company after two years from his hire date, he will receive severance according to the prevailing practice of the Company at that time.

We have no agreements with our other Named Executive Officers that would provide payments upon termination of employment.

Annual Incentive Bonus Plan

The Annual Incentive Bonus Plan requires that an executive be an active employee on December 31 of the plan year and remain continuously employed by the Company through the award payout date to be eligible to receive a bonus award. Exceptions to this include death, disability, retirement at age 65 or older, or position elimination. In these cases, the bonus will be based on eligible earnings paid through the executive’s last day of work within the plan year and modified by the funding level of the aggregate bonus pool.

Sales Incentive Plan

Mr. McCormick’s Sales Incentive Plan provided that if he left his position for any reason, he would be paid for production earned through the end of the last full quarter of employment. Accordingly, upon Mr. McCormick’s termination of employment, he received his incentive compensation through the third quarter of 2010.

Performance Share Plan

The Performance Share Plan provides that, except for the change in control provision described below, the executive would immediately forfeit all outstanding awards upon termination of employment prior to the end of the applicable award period. The Board, at its discretion, may provide that if an executive dies, retires, is disabled or is granted a leave of absence, or if the executive is otherwise terminated in a manner reasonably judged to be not seriously detrimental to our Company, then all or a portion of the executive’s award, as determined by the Board, may be paid to the executive (or beneficiary).

The Performance Share Plan includes a “double trigger” change in control provision which provides that if a participant’s employment is terminated without cause or constructively terminated within 24 months after a change in control of our Company, each award held by the participant prior to the change in control is cancelled and the participant is entitled to receive an award payment equal to the product of (i) the then financial value of 100% of the performance shares; and (ii) the performance percentage, which is based on the level of attainment of the performance goal as of the last day of the calendar quarter ending prior to the date of the termination event. Alternatively, following the change in control, if the participant remains continuously employed through the end of the award period, then the participant will receive those awards for which the participant would have been paid had the change in control not occurred. For purposes of the Performance Share Plan, a change in control occurs when any person or group, other than White Mountains Insurance Group, Ltd. or Berkshire Hathaway Inc., an underwriter or an employee benefit plan of the Company, becomes the beneficial owner of 35% or more of the Company’s outstanding common stock.

Under the Performance Share Plan, a “constructive termination” is defined as a termination of the participant’s employment at the initiative of the participant following a material decrease in salary or a material diminution in the participant’s authority, duties or responsibilities.

Restricted Stock Agreements

Restricted Stock Agreements received in 2010 provide that the restricted stock will vest on December 31, 2012, subject to the executive’s continued employment through such date. In the event of the executive’s voluntary termination or termination with cause, all of the unvested shares will be forfeited. If the executive’s employment is terminated by us without cause or due to the executive’s death or disability, the following amounts of restricted stock will become vested: if such termination is on or after December 31, 2010 but prior to December 31, 2011, one-third of the restricted stock will vest. If such termination is on or after December 31, 2011 but prior to December 31, 2012, two-thirds of the restricted stock will vest.

Ms. Meister’s 2009 Restricted Stock Agreement provides that the restricted stock will vest on December 31, 2011, subject to her continued employment through such date. In the event of her voluntary termination or termination with cause, all of the unvested shares will be forfeited. If Ms. Meister’s employment is terminated without cause or due to death or disability, and such termination is on or after December 31, 2010 but prior to December 31, 2011, two-thirds of the restricted stock will vest.

In the event of a change in control followed by termination without cause or constructive termination of the executive within 12 months after the change in control, the restrictions on all of the executive’s restricted stock will lapse.

Potential Payments Upon Termination

The following table shows the potential payments that would be made by us to each of the Named Executive Officers, assuming that each executive’s employment was terminated due to death, disability, retirement at age 65 or older, or position elimination on December 31, 2010 whether or not a change in control has occurred. In the case of Messrs. Talbot and McCormick, the actual amounts paid due to their separation are included.

	2010 Annual	2009-2011			Restricted Stock
	Incentive	Performance	2010-2012		Awards in	Stock Option	Cash
	Bonus	Share Plan	Performance	Restricted Stock	Change in	Awards	Severance
Executive	Plan ($)(1)	($)(2)	Units ($)(3)	Awards ($)(4)	Control ($)(5)	($)(6)	($)(7)	Total(8)

Thomas M. Marra	—	—	198,000	328,375	995,058	—	2,100,000	2,626,375
Margaret A. Meister	211,385	402,748	158,400	184,361	450,593	—	—	956,894
Randall H. Talbot	525,000	—	—	1,628,839	—	—	2,608,000	4,761,839
Michael W. Fry	83,077	122,045	46,200	32,510	98,530	—	—	283,832
Daniel R. Guilbert	—	—	77,000	61,650	186,813	—	937,500	1,076,150
Jonathan E. Curley	—	—	61,600	49,320	149,453	—	787,500	898,420
Patrick B. McCormick	192,442	—	—	—	—	—	600,000	792,442

(1)	Represents the amount payable under the 2010 Annual Incentive Bonus Plan for Ms. Meister and Mr. Fry. This amount is payable in the event of death, disability, retirement at age 65 or older, or elimination of position, whether or not a change in control of the Company has occurred. This figure represents 100% of the executive’s individual target modified by the funding level of the aggregate bonus pool, which was 60% for 2010. Also represents the amount Mr. Talbot received for his 2010 Annual Incentive Bonus as part of his separation and consulting agreement and Mr. McCormick earned pursuant to his Sales Incentive Plan prior to his termination.

(2)	Payable to Ms. Meister and Mr. Fry in the event employment is terminated without cause or constructively terminated within 24 months following a change in control of the Company. In addition, the Board, at its discretion, may elect to award all or a portion of such amounts to an officer in the event of such executive’s death, retirement, disability or leave of absence, or in the event of termination in a manner not determined to be seriously detrimental to the Company. This amount represents a 50% performance percentage based on performance as of December 31, 2010.

(3)	Payable to Mr. Marra, Ms. Meister, Mr. Fry, Mr. Guilbert and Mr. Curley in the event employment is terminated without cause or constructively terminated within 24 months following a change of control in the Company. In addition, the Compensation Committee, at its discretion, may elect to award all or a portion of such amounts to an officer in the event of such executive’s death, retirement, disability or leave of absence, or in the event of termination in a manner not determined to be seriously detrimental to the Company. This amount represents a pro-rated amount at a 60% performance percentage based on performance as of December 31, 2010.

(4)	Represents amount vested (based on per-share value as of December 31, 2010 of $13.70) if Mr. Marra, Ms. Meister, Mr. Fry, Mr. Guilbert or Mr. Curley’s employment is terminated without cause or due to his or her death or disability. Amount represents one-third vesting of 2010 restricted shares for Mr. Marra, Mr. Fry, Mr. Guilbert and Mr. Curley. Amount represents two-thirds vesting of Ms. Meister’s 2009 restricted shares and one-third of her 2010 restricted shares. Also represents that amount Mr. Talbot received for the full vesting of his shares as disclosed in the “Option Exercises and Stock Vested” table.

(5)	Represents amount vested (based on per share value as of December 31, 2010 of $13.70) if Mr. Marra, Ms. Meister, Mr. Fry, Mr. Guilbert or Mr. Curley’s employment is terminated without cause or constructive termination in the event of a change in control within 12 months. Amount represents accelerated vesting of all restricted shares.

(6)	Stock options fully vest in the event of a termination due to death or disability, termination without cause, or constructive termination within 12 months following a change in control. The exercise price is $28.00 per share. Therefore, these options had no value as of December 31, 2010.

(7)	Represents amounts payable to Mr. Marra, Mr. Guilbert and Mr. Curley pursuant to severance arrangements in their offer letters in the event they are terminated for reasons other than cause prior to, with respect to Mr. Marra, June 7, 2012, and with respect to Mr. Guilbert and Mr. Curley, November 1, 2012. Represents amount paid to Mr. Talbot pursuant to an executed separation and consulting agreement. Mr. Talbot terminated employment on June 30, 2010. Represents amount paid to Mr. McCormick pursuant to an executed separation agreement. Mr. McCormick terminated employment on November 30, 2010.

(8)	Does not include amount of restricted stock in the change in control scenario. Represents amount including severance arrangements for Mr. Marra, Mr. Guilbert and Mr. Curley, and severance paid to Mr. Talbot and Mr. McCormick according to their separation agreements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures for Approval of Related Party Transactions

We have a written policy regarding the approval of related party transactions. A related party transaction is any transaction or series of transactions in which the Company or a subsidiary is a participant involving an amount in excess of $120,000, and a related person has a direct or indirect material interest. Under SEC rules, a related person is a director, nominee for director, executive officer, owner of more than 5% of our common stock or immediate family member of any of the above.

Our Related Party Transaction Policy sets forth policies and procedures for the review and approval or ratification of related party transactions. On an annual basis, each director, nominee for director and officer is required to complete a Director and Officer Questionnaire that requires disclosure of any transactions with us in which a related person has a direct or indirect material interest. Our General Counsel is primarily responsible for the development and implementation of procedures and controls to obtain information from these related persons. Any related party transaction proposed to be entered into must be reported to our General Counsel. The related party transactions are reviewed with and approved by the Audit Committee of our Board. In addition, previously approved or ongoing related party transactions are reviewed by the Audit Committee annually.

The following is a summary of each transaction or series of similar transactions for the 12 months ending December 31, 2010, to which we were or are a party, in which the amount involved exceeded or exceeds $120,000, and in which any of our directors or executive officers, any beneficial owner of more than 5% of any class of the Company’s voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Investment Management Agreement with White Mountains Advisors LLC

A majority of our investments are managed by White Mountains Advisors LLC (“WM Advisors”), a wholly owned subsidiary of White Mountains Insurance Group, Ltd. White Mountains Insurance Group, Ltd. beneficially owns 26,887,872 shares of our common stock, which includes warrants exercisable for 9,487,872 shares. Mr. David T. Foy, one of our directors, serves as Executive Vice President and Chief Financial Officer of White Mountains Insurance Group, Ltd. Mr. Lowndes A. Smith, Chairman of our Board, serves as a director of White Mountains Insurance Group, Ltd. Mr. Robert R. Lusardi, one of our directors, served as President and Chief Executive Officer of White Mountains Financial Services, LLC, an affiliate of White Mountains Insurance Group, Ltd. until March 2010. The total fees incurred with respect to WM Advisors under our investment management agreement with them (the “IMA”) for the year ended December 31, 2010 was $14.1 million. Following satisfaction of applicable prior notice/approval requirements of insurance regulatory authorities, we and certain of our subsidiaries intend to enter into an amended IMA. The amended IMA will be on substantially the same terms, including fees, as the existing IMA, pursuant to which WM Advisors will continue to supervise and direct the fixed income and alternative investment portion of our investment portfolio.

The amended IMA will provide for an initial fixed term of one year, which will be extendable by us for an additional year (a second year). Thereafter, we may extend the amended IMA for a second additional year (a third year). Following the end of the initial term or any extension, the amended IMA may be terminated by either party upon 60 days’ written notice.

WM Advisors also provides investment advisory services to White Mountains Insurance Group, Ltd., its subsidiaries and a number of its affiliates.

Relationships and Transactions with White Mountains Insurance Group, Ltd. and its Affiliates

We are party to certain shareholders agreements, dated as of March 8, 2004, March 19, 2004 and April 16, 2004, with our stockholders. These shareholders agreements terminated on the closing of our IPO on January 27, 2010, other than certain provisions, including those relating to tag-along rights, which terminated on January 27, 2011, and to transfer restrictions, registration rights, confidentiality and competition that remain in effect. Regarding transfer restrictions, for 18 months following our initial public offering, any stockholder party to a shareholders agreement wishing to transfer shares of our common stock or warrants must generally require the transferee to agree to be bound by the terms of the shareholders agreement. Regarding registration rights, for 10 years following our initial public offering, stockholders party to a shareholders agreement holding in the aggregate 10% of all registrable securities (as defined in the shareholders agreements) then held by stockholders party to a shareholders agreement may request that we effect the registration of such securities through an underwritten public offering or the filing of a shelf registration statement or permit the sale of such securities already included in an effective shelf registration statement pursuant to an underwritten public offering, subject to certain limitations. During this 10-year period, if we register shares of common stock in connection with an offering, stockholders party to a shareholders agreement will be given an opportunity to include their registrable securities, subject to certain limitations. With respect to confidentiality provisions, the shareholders agreements provide that, for an indefinite period of time, the stockholders party to a shareholders agreement will keep confidential any non-public information made available to them during the due diligence process of any prior offering of our common stock. The shareholders agreements provide that, for an indefinite period of time, we will indemnify the holders of registrable securities and any underwriters for losses or damages arising out of material misstatements or omissions in the relevant registration statement or prospectus or violations of law in connection with the registration of registrable securities, and further provide that the holders of registrable securities and any underwriters will indemnify us for losses or damages arising out of material misstatements or omissions in the relevant registration statement or prospectus that was made in reliance on written information furnished by such holders or underwriters. The shareholders agreements also provide that the stockholders may freely engage in, or invest in, businesses that are competitive with ours and that there are no obligations for any stockholder to refer any business opportunities to us. In addition, following our initial public offering and so long as White Mountains Insurance Group, Ltd. beneficially owns at least 20% of our outstanding common stock, assuming exercise of any outstanding warrants, each stockholder party to a shareholders agreement is required to vote its shares for two board members as may be designated by White Mountains Insurance Group, Ltd., which will be reduced to one nominee so long as White Mountains Insurance Group, Ltd. beneficially owns at least 10%, but less than 20%, of our outstanding common stock.

Symetra Life Insurance Company entered into an accident and health reinsurance agreement with a related party, White Mountains Re America, a subsidiary of White Mountains Insurance Group, Ltd. White Mountains Insurance Group, Ltd. beneficially owns 26,887,872 shares of our common stock, which includes warrants exercisable for 9,487,872 shares. This reinsurance agreement is on substantially the same terms as agreements entered into with other third parties. For the year ended December 31, 2010, we recorded ceded premiums of $1.6 million and recovered ceded losses of $1.6 million.

Symetra Assigned Benefits Service Company (SABSCO), another one of our subsidiaries, in the ordinary course of business, accepted the assignment of periodic payment obligations from a related party, OneBeacon Insurance Group (OB). OB is an affiliated company of White Mountains Insurance Group, Ltd. As discussed above, White Mountains Insurance Group, Ltd. beneficially owns shares of our common stock and warrants. These assignments were on substantially the same terms as those provided to other third parties. For the year ended December 31, 2010, SABSCO purchased $0.1 million in structured settlement annuities from Symetra Life Insurance Company to fund these obligations for OB.

Relationships and Transactions with Others

The following transactions involve the operations of our subsidiary, Symetra Life Insurance Company, and were entered into in the ordinary course of business.

Symetra Life Insurance Company entered into a coinsurance reinsurance agreement with Wilton Reassurance Company, or Wilton Re. This agreement is on substantially the same terms as agreements entered into with other third parties. For the year ended December 31, 2010, we recorded ceded premiums of $1.6 million and recovered ceded losses of $0.2 million. Vestar Capital Partners, which beneficially owns 6,089,999 shares of our common stock, has an investment interest in Wilton Re. Mr. Sander M. Levy, one of our directors and our Audit Committee Chairman, serves on the board of directors of Wilton Re. Mr. Levy is not directly involved in the business dealings between the two companies but disclosed the relationship to our Audit Committee, which ratified the relationship.

Symetra Life Insurance Company issued an insurance policy for specific excess loss coverage to Essent Healthcare with an effective date of January 1, 2010 with substantially the same terms as those provided to other third parties. Vestar Capital Partners, which beneficially owns 6,089,999 shares of our common stock, has an investment in Essent Healthcare. We recorded premiums of $0.2 million and paid losses of $0.1 million for the year ended December 31, 2010.

Symetra Life Insurance Company is a party to several coinsurance reinsurance agreements with General Re Life Corporation. General Re Life Corporation is the North American life and health reinsurance company of General Re Corporation, a subsidiary of Berkshire Hathaway Inc. Berkshire Hathaway Inc. beneficially owns 26,887,872 shares of our common stock, which includes warrants exercisable for 9,487,872 shares. These agreements are on substantially the same terms as agreements entered into with other third parties. For the year ended December 31, 2010, we recorded ceded premiums of $0.5 million and recovered ceded losses of $0.3 million.

SABSCO, in the ordinary course of business, accepted the assignment of periodic payment obligations from a related party, Genesis Insurance Company, an affiliated company of Berkshire Hathaway Inc. As discussed above, Berkshire Hathaway Inc. beneficially owns shares of our common stock and warrants. These assignments were on substantially the same terms as those provided to other third parties. For the year ended December 31, 2010, SABSCO purchased $1.4 million in structured settlement annuities from Symetra Life Insurance Company to fund these obligations for Genesis Insurance Company.

SABSCO, in the ordinary course of business, accepted the assignment of periodic payment obligations from a related party, Tenet Healthcare Corporation. Franklin Mutual Advisors which beneficially owns 10,542,146 shares of our common stock, has an investment in Tenet Healthcare Corporation. These assignments were on substantially the same terms as those provided to other third parties. For the year ended December 31, 2010, SABSCO purchased $0.9 million in structured settlement annuities from Symetra Life Insurance Company to fund these obligations for Tenet Healthcare Corporation.

Symetra Life Insurance Company issued an insurance policy for both specific and aggregate excess loss coverage to MediMedia USA, Inc. with an effective date of January 1, 2010 with substantially the same terms as those provided to other third parties. Vestar Capital Partners, which beneficially owns 6,089,999 shares of our common stock, has an investment in MediMedia USA, Inc. We recorded premiums of $0.7 million and paid losses of $0.3 million for the year ended December 31, 2010.

Symetra Life Insurance Company issued an insurance policy for both specific and aggregate excess loss coverage to Nebraska Furniture Mart with an effective date of January 1, 2010 with substantially the same terms as those provided to other third parties. Nebraska Furniture Mart is a subsidiary of Berkshire Hathaway Inc. As discussed above, Berkshire Hathaway Inc. beneficially owns shares of our common stock and warrants. We recorded premiums of $0.5 million and recorded losses of $0.6 million for the year ended December 31, 2010.

Symetra Life Insurance Company held $3.8 million in fair value of Class B common stock in Berkshire Hathaway Inc. as of December 31, 2010. As discussed above, Berkshire Hathaway Inc. beneficially owns shares of our common stock and warrants. For the year ended December 31, 2010, we had purchases of $0.6 million and sales of $2.1 million related to our holdings in Berkshire Hathaway Inc.

Indemnification Agreements with our Directors and Officers

Our certificate of incorporation and bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by law. In addition, as permitted by the laws of the State of Delaware, we have entered into indemnification agreements with each of our directors and certain officers. Under the terms of our indemnification agreements, we are required to provide indemnification to the fullest extent permitted by the laws of the State of Delaware, against any and all (i) costs and expenses (including attorneys’ and experts’ fees, expenses and charges) actually and reasonably paid or incurred in connection with investigating, defending, being a witness in or participating in, or preparing to investigate, defend, be a witness in or participate in; and (ii) damages, losses, liabilities, judgments, fines, penalties and amounts paid in settlement relating to, resulting from or arising out of, in the case of either (i) or (ii), any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation that such person determines might lead to the institution of any such action, suit or proceeding, by reason of the fact that (a) such person is or was a director, officer, employee or agent of the Company and/or a subsidiary of the Company or (b) such person is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, nonprofit organization, joint venture, trust or other enterprise. The indemnification agreements also require us, if so requested, to advance within 20 business days any and all costs and expenses to the director or officer that such person determines reasonably likely to be payable, provided that such person will return any such advance that remains unspent at the final conclusion of the claim to which the advance related. Our bylaws also require that such person return any such advance if it is ultimately determined that such person is not entitled to indemnification by us as authorized by the laws of the State of Delaware.

We are not required to provide indemnification under our indemnification agreements for certain matters, including (i) indemnification beyond that permitted by the laws of the State of Delaware; (ii) indemnification in connection with certain proceedings or claims initiated or brought voluntarily by the director or officer; (iii) indemnification for settlements the director or officer enters into without the Company’s written consent; (iv) indemnification related to disgorgement of profits under Section 16(b) of the Securities Exchange Act of 1934; (v) indemnification where a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful; or (vi) indemnification for liabilities for which the director or officer has received payment under any insurance policy as may exist for such person’s benefit, our articles of incorporation or bylaws or any other contract or otherwise. The indemnification agreements require us, to the extent that our Board determines it to be economically reasonable, to maintain directors’ and officers’ liability insurance.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS REGARDING ANNUAL FINANCIAL STATEMENTS

The Audit Committee is composed of three directors who are not officers or employees of the Company. As of January 18, 2011, all members of the Audit Committee are independent directors according to the rules of the NYSE and the SEC, and at least one member is an “audit committee financial expert” as such term is defined in Item 407 of Regulation S-K. The Board of Directors has established a written charter for the Audit Committee. The Audit Committee held eight meetings during 2010. The meetings were designed to facilitate and encourage communication between the Audit Committee, management, our internal auditors and our independent registered public accounting firm.

During these meetings, the Audit Committee reviewed and discussed the annual audited and quarterly unaudited financial statements with management and the independent registered public accounting firm. Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for filing with the SEC for the year ended December 31, 2010.

The discussions with the independent registered public accounting firm also included the matters required by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T regarding “Communication with Audit Committees Concerning Independence.” The Audit Committee received from the independent registered public accounting firm written disclosures and the letter required by PCAOB Rule 3526 regarding “Independence Discussions with Audit Committees.” This information was discussed with the independent registered public accounting firm. The Audit Committee determined that the non-audit services provided by the independent registered public accounting firm to us are compatible with maintaining auditor independence.

The Audit Committee
 Sander M. Levy, Chairman
Peter S. Burgess
Lowndes A. Smith

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP (“E&Y”) to serve as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2011. E&Y also served as our independent registered public accounting firm for our 2010 fiscal year. Our bylaws do not require that the stockholders ratify the appointment of E&Y as our independent registered public accounting firm. The Board is requesting the stockholders to ratify this appointment as a means of soliciting stockholders’ opinions and as a matter of good corporate practice. The Board unanimously recommends that the stockholders of the Company vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

Representatives of E&Y are expected to be present at the Annual Meeting. The E&Y representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders. The affirmative vote of a majority of the votes present in person or by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP. If the stockholders do not ratify the appointment, the Audit Committee will consider any information submitted by the stockholders in determining whether to retain E&Y as the Company’s independent registered public accounting firm for the 2011 fiscal year. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

The Board recommends a vote FOR Proposal 2 to ratify the appointment of the Independent Registered Public Accounting Firm.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP (“E&Y”) was designated by the Audit Committee to audit the consolidated financial statements of the Company for the year ended December 31, 2010.

The Audit Committee pre-approves the scope and fees for all services performed by E&Y under the Independent Auditor Services Pre-Approval Policy adopted by the Audit Committee. Annually, the Audit Committee receives and pre-approves a written report from E&Y describing the procedures expected to be performed in the course of its audit of the Company’s financial statements. All other audit, audit-related, tax and other permitted services rendered by E&Y also require pre-approval, which may be granted at a meeting of the Audit Committee.

It is the intent of the Audit Committee to assure that E&Y’s performance of audit, audit-related, tax and other permitted services are consistent with all applicable rules on auditor independence. As such, services expressly prohibited by the Audit Committee include bookkeeping or other services related to the accounting records or financial statements of the Company or its subsidiaries; financial information systems design and implementation; appraisal and valuation services; fairness opinions; contribution-in-kind reports; certain actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment advisor or investment banking services; legal services; and expert services unrelated to the audit.

All services performed by E&Y in 2010 and 2009 were pre-approved and are described below. E&Y does not provide any services to the Company prohibited under applicable laws and regulations. From time to time, E&Y may perform permissible services for the Company, provided they have been pre-approved in accordance with the Independent Auditor Services Pre-Approval Policy. To the extent services are provided by E&Y, they are closely monitored and controlled by both management and the Audit Committee to ensure that their nature and extent do not interfere with the independence of E&Y. The independence of E&Y also is considered annually by the Audit Committee.

The following table sets forth the approximate aggregate fees billed by E&Y for professional services provided in 2010 and 2009:

	2010	2009
	(In thousands)

Audit Fees(1)	$2,238	$2,867
Audit-Related Fees (2)	121	140
Tax Fees(3)	33	20
All Other Fees(4)	2	42

Total Fees	$2,394	$3,069

(1)	The fees in this category were for professional services rendered in connection with (i) the audits of the Company’s annual financial statements; (ii) the review of the Company’s quarterly financial statements; (iii) audits of the Company’s subsidiaries that are required by statute or regulation; and (iv) services that generally only the Company’s independent registered public accounting firm reasonably can provide, such as consents issued in connection with our registration statements filed with the SEC. The 2009 fees also include audit fees for professional services rendered in connection with the Company’s IPO, which closed January 27, 2010 and included a review of registration statements, providing a comfort letter to our underwriters and issuing consents.

(2)	The fees in this category were for professional services rendered in connection with (i) internal control reviews; and (ii) other regulatory requirements.

(3)	The fees in this category were for professional services rendered in connection with tax strategy assistance and tax compliance services.

(4)	The fees in this category were for other types of permitted services including (i) advisory services in connection with enterprise security assessment; and (ii) access to E&Y’s proprietary technical research software.

* * * *

The Report of the Compensation Committee and the Report of the Audit Committee set forth above shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 (“Securities Act”) or the Securities Exchange Act of 1934 (“Exchange Act”), notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent we incorporate such Reports by specific reference. In addition, these Reports shall not be deemed to be filed under either the Securities Act or the Exchange Act.

PROPOSAL 3 — APPROVAL OF ADVISORY (NON-BINDING) RESOLUTION ON
EXECUTIVE COMPENSATION

As a result of recent legislation, the Company is required by Section 14A of the Exchange Act to provide stockholders with an advisory vote on executive compensation (sometimes referred to as “say on pay”). Although the vote is advisory and is non-binding on the Board, the Compensation Committee, which is composed of independent directors, expects to take into account the outcome of the vote when considering future executive compensation decisions.

As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to pay-for-performance and provide incentives that emphasize long-term value. We believe that our performance goals align with stockholder interests for the following reasons:

•	Review by Independent Directors. All compensation-related decisions with respect to our Named Executive Officers are reviewed by the Compensation Committee, which is composed solely of independent directors.

•	Emphasis on Performance-Based Compensation. We set salaries at a smaller portion of the overall compensation of our Named Executive Officers while providing a larger portion in the form of incentive- based compensation that is linked to the Company’s financial results and long-term stock price performance.

•	Avoidance of Problematic Pay Practices. We generally have avoided pay practices that are widely considered problematic, such as using the same performance criteria for short- and long-term compensation or excessive severance packages. In addition, change in control benefits payable under the Equity Plan and the Performance Share Plan generally have “double trigger” vesting conditions, meaning that they vest in connection with a change in control only if the executive officer also experiences a termination of employment.

Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure. For these reasons, the Board recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of the Named Executive Officers, as disclosed in the Proxy Statement for the Company’s Annual Meeting of Stockholders on May 11, 2011, pursuant to Item 402 of Regulation S-K, which disclosure includes the Compensation Discussion and Analysis, the accompanying compensation tables, and other related information.

The Board recommends a vote FOR Proposal 3 for the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL 4 — APPROVAL OF ADVISORY (NON-BINDING) RESOLUTION ON
THE FREQUENCY OF STOCKHOLDER VOTING ON EXECUTIVE COMPENSATION

In addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation, Section 14A of the Exchange Act also requires the Company to provide for a separate stockholder advisory vote on the frequency of stockholder advisory votes approving executive compensation (i.e., once every one, two or three years). Stockholders also may, if they wish, abstain from casting a vote on this proposal. Although the vote is advisory and is non-binding on the Board, the Board expects to take into account the outcome of the vote when considering how frequently future stockholder advisory votes on executive compensation decisions will occur. The Board believes that a frequency of every three years for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote. Stockholders who have concerns about executive compensation during the interval between “say on pay” votes would be welcome to bring their specific concerns to the attention of the Board. We believe that a three-year frequency is most consistent with the Company’s approach to compensation for the following reasons:

•	Long-Term Performance. As described in detail under “Compensation Discussion and Analysis,” one of the core principles of our compensation program is to ensure that the interests of our executives are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we grant performance unit awards with multi-year vesting provisions and restricted stock awards with multi-year vesting schedules to encourage our Named Executive Officers to focus on long-term performance, and recommend a triennial vote to allow our compensation programs to be evaluated over a similar timeframe and in relation to our long-term performance.

•	Corporate Governance. We seek to maintain the highest standards of corporate governance. Accordingly, we believe that our compensation practices already are very reflective of the values of our stockholders. All compensation policies and decisions with respect to our Named Executive Officers are approved by our Compensation Committee, which is composed solely of independent directors. Reflecting our strong corporate governance practices, we have adopted a pay-for-performance philosophy and generally have avoided pay practices that are widely considered problematic, such as using the same performance criteria for short- and long-term compensation or excessive severance packages. In addition, change in control benefits payable under the Equity Plan and the Performance Share Plan generally have “double trigger” vesting conditions, meaning that they vest in connection with a change in control only if the executive officer also experiences a termination of employment.

•	Stockholder Review and Involvement. A triennial vote enables stockholders sufficient time to evaluate the effectiveness of short- and long-term compensation strategies and related business outcomes of the Company. In addition, the triennial vote gives institutional investors the opportunity to engage in the review and analysis in a manner that is in the best interests of the stockholders, whereas a more frequent vote may prevent them from engaging in a deliberate and informed way.

For these reasons, the Board recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the Company hold a stockholder advisory vote to approve the compensation of the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K with a frequency of once every one year, two years or three years, whichever receives the highest number of votes cast with respect to this resolution.

The Board recommends a vote for the option of EVERY THREE YEARS on Proposal 4 for future advisory votes on executive compensation.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote for the option of EVERY THREE YEARS on Proposal 4 for future advisor votes on executive compensation.

PROPOSAL 5 — APPROVAL OF AMENDMENT TO THE
SYMETRA FINANCIAL CORPORATION EQUITY PLAN

We are proposing for stockholder approval an amendment to our Equity Plan, which the Board approved on March 4, 2011, to provide the maximum aggregate number of shares subject to awards granted to any eligible participant per year to be limited to 1,500,000. Stockholder approval of this amendment is intended to permit all incentive awards granted under the Equity Plan to qualify fully for deduction for federal income tax purposes as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. We believe that employee equity compensation is important to help ensure that the interests of the Company are advanced by aligning the interests of its executive officers, upon whose initiative and judgment the Company is dependent for the successful operation of its business, with the performance of our common stock. The Company’s compensation policies are designed, in significant part through the use of equity awards, to ensure that our employees, including our executive officers, are provided incentives and compensation in a way that advances both the short- and long-term interests of stockholders while also ensuring that the Company is able to attract and retain the management talent needed for the Company’s growth and success. We believe that this amendment will, in certain circumstances, enhance our ability to use equity awards in our compensation policies in a more tax-efficient manner.

As discussed above under “Other Compensation Matters — Tax and Accounting Implications of Executive Compensation Programs,” Section 162(m) of the Internal Revenue Code denies a deduction for certain compensation paid to a “covered employee” in a taxable year to the extent that compensation to the covered employee exceeds $1 million. However, some kinds of compensation, including “qualified performance-based compensation,” are not subject to this deduction limitation. For an equity award under a plan to qualify for deduction without limit under Section 162(m), among other things, the grant must be considered performance-based and the plan must provide a per-person limitation on the number of shares subject to options, stock appreciation rights and other incentive awards that may be granted to any employee under the plan in any year. The current maximum aggregate number of shares subject to awards granted to any eligible participant per year is 1,500,000. Accordingly, the purpose of the approval is to help assure that all performance-based awards under the Equity Plan are fully deductible under Section 162(m). No other change to the Equity Plan has been made. In the event stockholder approval is not obtained, the number of shares available for issuance to eligible participants per year under the Equity Plan will remain at the Board-approved amount of 1,500,000.

For a summary description of the Equity Plan, see “Employee Benefit Plans — Equity Plan.” The summary includes the recent amendment and is qualified in its entirety by reference to the full text of the Equity Plan. See Appendix B to this Proxy Statement for a copy of the Equity Plan, which also shows the recent amendment.

The Board recommends a vote FOR Proposal 5 for approval of the amendment to the Symetra Financial Corporation Equity Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes of the common stock with the SEC. Specific due dates for these reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any late filings or failures to file.

The Company believes that, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during fiscal 2010, except for the inadvertent failure to timely report one transaction occurring as of the date of the Company’s initial public offering on a Form 4 for David I. Schamis and the inadvertent failure by the Company to provide timely notice to its executive officers who were granted restricted stock on March 4, 2010 through the Company’s Equity Plan, which caused the inadvertent failure by each recipient to timely report such transactions on Form 4. The Company has provided timely notice to recipients of restricted stock awards under the Company’s Equity Plan, and all restricted stock awards made under the Equity Plan subsequent to March 4, 2010 have been timely reported.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

In order to be included in the Company’s proxy statement relating to the 2012 annual meeting of stockholders, stockholder proposals must be received no later than Tuesday, November 29, 2011 by the Secretary of the Company at the address of the Company shown on the cover of this Proxy Statement. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the Exchange Act. Pursuant to the Company’s bylaws, stockholders who intend to present an item for business at the next annual meeting (other than a proposal submitted for inclusion in the Company’s proxy materials) must provide notice to the Secretary no earlier than Wednesday, January 11, 2012 and no later than Friday, February 10, 2012. The requirements for such notice are set forth in our bylaws, which were filed as Exhibit 3.2 to our Registration Statement on Form S-1 filed October 5, 2009. That document is located on our website, www.symetra.com, and can be located by clicking on “Investor Relations” and then on “SEC Filings.”

OTHER MATTERS

The solicitation of and the related cost of the solicitation of proxies will be borne by us. In addition to solicitation by mail, some of our officers and regular employees may, without extra remuneration, solicit proxies personally or by telephone, electronic transmission or facsimile. We also may request brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of stock held of record and will reimburse such persons for their expenses.

APPENDIX A

Certain disclosures in this Proxy Statement include non-GAAP financial measures, the reconciliations and definitions of which can be found below.

	As of December 31,
	2010	2009
	(In millions, unless otherwise stated)

Net income	$200.9	$128.3
Consolidated Balance Sheet Data — Beginning Balances:
Accumulated other comprehensive loss (net of taxes) (AOCI)	(49.7)	(1,052.6)
Total stockholders’ equity	1,433.3	286.2
Consolidated Balance Sheet Data — Ending Balances:
Accumulated other comprehensive income (loss) (net of taxes) (AOCI)	432.5	(49.7)
Total stockholders’ equity	2,380.6	1,433.3
Non-GAAP Financial Measures:
Modified operating income	$176.3	$148.5

Reconciliation to net income:
Net income	$200.9	$128.3
Less:
Net realized investment gains (losses) (net of taxes)	25.9	(19.1)
Net investment income on hedge funds (net of taxes)	3.5	5.8
Net investment income on convertible bonds and common stock (net of taxes)	4.1	3.0
Add:
Estimated net investment income on 30-year S&P A-rated fixed maturity (net of taxes)	8.7	9.4
Net investment gains on FIA options (net of taxes)	0.2	0.5

Modified operating income	$176.3	$148.5

	Year Ended December 31,
	2010	2009

Return on stockholders’ equity, or ROE	9.3%	15.4%
Average stockholders’ equity	$2,167.9	$832.4
Non-GAAP Financial Measures:
Modified operating return on equity, or MOROE	10.0%	10.5%
Modified book value(1)	$1,765.5	$1,338.8

(1)	Modified book value consists of beginning stockholders’ equity less AOCI. In 2010, beginning stockholders’ equity and modified book value were adjusted to include $282.5 in net proceeds from our IPO.

In addition to the non-GAAP financial measures identified above, adjusted operating income is also a non-GAAP financial measure used in this Proxy Statement. A reconciliation of this measure to the nearest comparable GAAP measure can be found on pages 49-51 in Item 6 — “Selected Financial Data” of the 2010 Form 10-K available on our website, www.symetra.com, by clicking on “Investor Relations” and then by clicking on “SEC Filings.”

A-1

APPENDIX B

Amended and Restated
~~August 11, 2011~~ March 4, 2011

Symetra Financial Corporation Equity Plan

1. PURPOSE

The purpose of the Symetra Financial Corporation Equity Plan (the “Plan”) is to advance the interests of Symetra Financial Corporation (the “Company”) and its stockholders by providing long-term incentives to certain employees, directors and consultants of the Company and its subsidiaries.

2. ADMINISTRATION

The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company; provided that, following the initial public offering of the Company’s common shares (the “IPO”), each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (c) otherwise meets the independence requirements of the New York Stock Exchange (the “NYSE”). In the event that, following the IPO, any member of the Committee does not so qualify, the Plan shall, to the extent practicable, be administered by a sub-committee of Committee members who do so qualify. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

The Committee shall have exclusive authority to select the employees, directors and consultants to be granted awards under the Plan (“Awards”), to determine the type, size and terms of the Awards and to prescribe the form of the instruments embodying Awards. With respect to Awards made to directors and consultants, the Committee shall, and with respect to employees may, specify the terms and conditions applicable to such Awards in an Award agreement (each, an “Award Agreement”). The Committee is hereby authorized to interpret the Plan, Award Agreements and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make any other determinations which it believes necessary or advisable for the administration of the Plan. In connection with any Award, the Committee in its sole discretion may provide for vesting provisions that are different from the default vesting provisions that are contained in the Plan and such alternative provisions shall not be deemed to conflict with the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more executive officers of the Company the authority to make grants of Awards to officers (other than executive officers), employees and consultants of the Company and its affiliates (including any prospective officer, employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto.

3. PARTICIPATING SUBSIDIARIES

If a subsidiary of the Company wishes to participate in the Plan and its participation shall have been approved by the Board, the Board of Directors of the subsidiary (the “Subsidiary Board”) shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the subsidiary in the Plan. As used herein, “subsidiary” shall mean a “subsidiary corporation” as defined in Section 424(f) of the Code.

A subsidiary may cease to participate in the Plan at any time by action of the Board or by action of the Subsidiary Board, which latter action shall be effective not earlier than the date of delivery to the Secretary of the

Company of a certified copy of a resolution of the Subsidiary Board taking such action. Termination of participation in the Plan shall not relieve a subsidiary of any obligations theretofore incurred by it under the Plan.

4. AWARDS

(a) Eligible Participants.  Any employee, director or consultant of the Company or any of its subsidiaries is eligible to receive an Award hereunder. The Committee shall select which eligible employees, directors or consultants shall be granted Awards hereunder. No employee, director or consultant shall have a right to receive an Award hereunder and the grant of an Award to an employee, director or consultant shall not obligate the Committee to continue to grant Awards to such employee, director or consultant in subsequent periods or to grant Awards to any other person at any time.

(b) Type of Awards.  Awards shall be limited to the following seven types: (i) “Stock Options,” (ii) “Stock Appreciation Rights,” (iii) “Restricted Stock,” (iv) “Restricted Stock Units,” (v) “Performance Shares,” (vi) “Performance Units” and (vii) other stock-based awards.

(c) Maximum Number of Shares That May Be Issued.  A maximum of seven million, eight hundred and thirty thousand (7,830,000)1 shares of common stock of the Company, $0.01 par value (“Shares”), may be issued by the Company in satisfaction of its obligations with respect to Award grants. The maximum aggregate number of Shares with respect to which Awards may be issued to any participant in any fiscal year of the Company is one million ~~three~~five hundred ~~and twenty five~~ thousand (1,~~325~~500,000)2, subject to adjustment as provided in Section 17. For purposes of the foregoing, the exercise of a Stock Appreciation Right shall constitute the issuance of Shares equal to the Shares delivered under such Stock Appreciation Right. If any Shares issued as Restricted Stock shall be repurchased pursuant to the Company’s option described in Section 6 below, or if any Shares issued under the Plan shall be reacquired pursuant to restrictions imposed at the time of issuance or pursuant to the satisfaction of tax withholding or related obligations, such Shares may again be issued under the Plan.

(d) Rights With Respect to Shares.

(i) A participant to whom Restricted Stock has been issued shall have, prior to the expiration of the Restricted Period or the earlier repurchase of such Shares as herein provided, ownership of such Shares, including the right to vote the same and to receive dividends thereon, subject, however, to the options, restrictions and limitations imposed thereon pursuant hereto.

(ii) A participant to whom Stock Options, Stock Appreciation Rights, Restricted Stock Units, Performance Shares or Performance Units are granted (and any person succeeding to such participant’s rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Shares issuable pursuant thereto until the date of the issuance of a stock certificate (whether or not delivered) therefor. Except as provided in Section 17, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) the record date for which is prior to the date such stock certificate is issued.

(iii) The Company, in its discretion, may hold custody during the Restricted Period of any Shares of Restricted Stock.

5. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

(a) Stock Options, which include “Incentive Stock Options” and other stock options or combinations thereof, are rights to purchase shares of Common Stock of the Company. A Stock Appreciation Right is an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the exercise price per Share of the Stock Appreciation Right, subject to the terms of the applicable Award Agreement. The maximum number of Shares with respect to which Incentive Stock Options may be issued to a participant in one year is, four hundred and thirty-five thousand

1 Increased from 900,000 to reflect the Company’s stock dividend effective October 26, 2007.
2 Increased from 1,325,000 by action of the Board March 4, 2011.~~435,000 by action of the Board August 11, 2010.~~ Previously increased from 435,000 by action of the Board August 11, 2010, and from 50,000 to reflect the Company’s stock dividend effective October 26, 2007.

(435,000)3 subject to adjustment pursuant to Section 17. Each Stock Option shall comply with the following terms and conditions:

(i) The Committee shall determine the participants to whom Stock Options shall be granted, the number of shares to be covered by each Stock Option, whether the Stock Option will be an Incentive Stock Option and the conditions and limitations applicable to the vesting and exercise of the Option. Unless otherwise set forth in the applicable Award Agreement, the per share exercise price shall not be less than the greater of (i) the Fair Market Value per Share at the time of grant and (ii) the par value per Share. However, the exercise price of an Incentive Stock Option granted to a participant who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of a subsidiary (a “Ten Percent Participant”) shall not be less than 110% of the greatest of (i) the Fair Market Value per share at the time of grant, and (ii) the par value per Share.

(ii) The Stock Option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during such optionee’s lifetime only by such optionee, unless otherwise set forth in the applicable Award Agreement.

(iii) The Stock Option shall not be exercisable unless payment in full is made for the Shares being acquired thereunder at the time of exercise (including any Federal, state or local income or other taxes which the Committee determines are required to be withheld in respect of such Shares), and such payment shall be made in United States dollars by cash or check or, if permitted by the Committee, (A) by tendering to the Company Shares owned by the person exercising the Stock Option and having an aggregate Fair Market Value equal to the aggregate cash exercise price thereof, (B) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell a number of Shares otherwise deliverable upon the exercise of the Stock Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or (C) by a combination of United States dollars and Shares pursuant to (A) and/or (B) above.

(iv) The aggregate Fair Market Value of Shares (determined at the time of grant of the Stock Option pursuant to Section 5(a)(i) of the Plan) with respect to which Incentive Stock Options granted to any participant under the Plan are exercisable for the first time by such participant during any calendar year may not exceed the maximum amount permitted under Section 422(d) of the Code at the time of the Award grant. In the event this limitation would be exceeded in any year, the optionee may elect either (i) to defer to a succeeding year the date on which some or all of such Incentive Stock Options would first become exercisable (but no longer than the term specified in Section 5(c)(i) herein) or (ii) to convert some or all of such Incentive Stock Options into non-qualified Stock Options.

(b) Each Stock Appreciation Right shall comply with the following terms and conditions:

(i) The Committee shall determine the participants to whom Stock Appreciation Rights shall be granted, the number of shares to be covered by each Stock Appreciation Right and the conditions and limitations applicable to the vesting and exercise of the Stock Appreciation Right. Unless otherwise set forth in the applicable Award Agreement, the per share exercise price shall not be less than the greater of (i) the Fair Market Value per Share at the time of grant and (ii) the par value per Share.

(ii) The Stock Appreciation Right shall not be transferable by the awardee otherwise than by will or the laws of descent and distribution, and shall be exercisable during such awardee’s lifetime only by such awardee, unless otherwise set forth in the applicable Award Agreement.

(iii) A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the exercise price thereof. The Committee shall determine, in its sole and plenary discretion, whether a Stock Appreciation Right shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.

3 Increased from 50,000 to reflect the Company’s stock dividend effective October 26, 2007.

(iv) No fractional Shares shall be delivered under this Section 5(b), but in lieu thereof a cash adjustment may be made as determined by the Committee.

(c) Each Stock Option or Stock Appreciation Right shall not be exercisable:

(i) after the expiration of ten years from the date it is granted (or such earlier date specified in the grant of the Stock Option or Stock Appreciation Right or applicable Award Agreement) and may be exercised during such period only at such time or times as the Committee may establish; or

(ii) unless otherwise set forth in the applicable Award Agreement, by participants who were employees of the Company or one of its subsidiaries at the time of the grant of the Stock Option or Stock Appreciation Right unless such participant has been, at all times during the period beginning with the date of grant of the Stock Option or Stock Appreciation Right and ending on the date three months prior to such exercise, an officer or employee of the Company or any of its subsidiaries, or of a corporation, or a parent or subsidiary of a corporation, issuing or assuming the Stock Option or Stock Appreciation Right in a transaction to which Section 424(a) of the Code is applicable, except that:

(A) unless otherwise set forth in the applicable Award Agreement, if such person shall cease to be an officer or employee of the Company or one of its subsidiaries solely by reason of a period of Related Employment (as defined in Section 12), he or she may, during such period of Related Employment (but in no event after the Stock Option or Stock Appreciation Right has expired under the provisions of Section 5(c)(i) hereof), exercise such Stock Option or Stock Appreciation Right as if he or she continued to be such an officer or employee; or

(B) unless otherwise set forth in the applicable Award Agreement, if an optionee shall become Disabled (as defined in Section 10) he or she may, at any time within three years of the date he or she becomes disabled (but in no event after the Stock Option or Stock Appreciation Right has expired under the provisions of Section 5(c)(i) hereof), exercise the Stock Option or Stock Appreciation Right with respect to (i) any Shares as to which he or she could have exercised the Stock Option or Stock Appreciation Right on the date he or she became disabled and (ii) if the Stock Option or Stock Appreciation Right is not fully exercisable on the date he or she becomes disabled, the number of additional Shares as to which the Stock Option or Stock Appreciation Right would have become exercisable had he or she remained an employee through the next date on which additional Shares were scheduled to become exercisable under the Stock Option or Stock Appreciation Right; or

(C) unless otherwise set forth in the applicable Award Agreement, if an optionee shall die while holding a Stock Option or Stock Appreciation Right, his executors, administrators, heirs or distributees, as the case may be, at any time within one year after the date of such death (but in no event after the Stock Option or Stock Appreciation Right has expired under the provisions of Section 5(c)(i) hereof), may exercise the Stock Option or Stock Appreciation Right with respect to any Shares as to which the decedent could have exercised the Stock Option or Stock Appreciation Right at the time of his or her death, and if the Stock Option or Stock Appreciation Right is not fully exercisable on the date of his or her death, the number of additional Shares as to which the Stock Option or Stock Appreciation Right would have become exercisable had he or she remained an employee through the next date on which additional Shares were scheduled to become exercisable under the Stock Option or Stock Appreciation Right; provided, however, that if death occurs during the three-year period following a Disability as described in Section 5(c)(ii)(B) hereof or any period following a voluntary termination (including retirement) in respect of which the Committee has exercised its discretion to grant continuing exercise rights as provided in Section 5(c)(ii)(D) hereof, the Stock Option or Stock Appreciation Right shall not become exercisable as to any Shares in addition to those as to which the decedent could have exercised the Stock Option or Stock Appreciation Right at the time of his or her death; or

(D) unless otherwise set forth in the applicable Award Agreement, if such person shall voluntarily terminate his or her employment with the Company (including retirement), the Committee, in its sole discretion, may determine that such optionee may exercise the Stock Option or Stock Appreciation Right with respect to some or all of the Shares subject to the Stock Option or Stock Appreciation Right as to

which it would not otherwise be exercisable on the date of his or her voluntary termination provided, however, that in no event may such exercise take place after the Stock Option or Stock Appreciation Right has expired under the provisions of Section 5(c)(i) hereof.

(E) notwithstanding anything herein to the contrary and subject to Section 13, unless otherwise set forth in the applicable Award Agreement, in the event a Change in Control (as defined in Section 13(a)) occurs and within 12 months thereafter: (A) there is a Termination Without Cause (as defined in Section 14) of an optionee’s or awardee’s employment or (B) there is a Constructive Termination (as defined in Section 15) of an optionee’s or awardee’s employment (any such Termination Without Cause or Constructive Termination, a “Trigger Event”), the optionee or awardee may exercise the entire Stock Option or Stock Appreciation Right at any time within 30 days following such Trigger Event (but in no event after the Stock Option or Stock Appreciation Right has expired under the provisions of Sections 5(c)(i)).

6. RESTRICTED STOCK

Each Award of Restricted Stock shall comply with the following terms and conditions, unless otherwise set forth in the applicable Award Agreement:

(a) The Committee shall determine the number of Shares to be issued to a participant pursuant to the Award.

(b) Shares issued may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period from the date on which the Award is granted as the Committee shall determine (the “Restricted Period”). The Company shall have the option to repurchase the Shares subject to the Award at such price as the Committee shall have fixed (including zero consideration), in its sole discretion, when the Award was made, which option will be exercisable on such terms, in such manner and during such period as shall be determined by the Committee when the Award is made (which may include, for illustration, the participant’s cessation of continuous employment or the failure to satisfy performance conditions). Certificates for Shares issued pursuant to Restricted Stock Awards shall bear an appropriate legend referring to the foregoing option and other restrictions. Any attempt to dispose of any such Shares in contravention of the foregoing option and other restrictions shall be null and void and without effect. If Shares issued pursuant to a Restricted Stock Award shall be repurchased pursuant to the option described above, the participant to whom the Award was granted, or in the event of his or her death after such option became exercisable, his or her executor or administrator, shall forthwith deliver to the Secretary of the Company any certificates for the Shares awarded to the participant, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company. If the option described above is not exercised by the Company, such option and the restriction imposed pursuant to the first sentence of this Section 6(b) shall terminate and be of no further force and effect.

(c) Unless otherwise set forth in the applicable Award Agreement, if a participant who has been in the continuous employment of the Company or of a subsidiary shall:

(i) die or become Disabled during the Restricted Period, the option of the Company to repurchase (and any and all other restrictions on) a pro rata portion of the Shares awarded to such participant under such Award shall lapse and cease to be effective as of the date on which his or her death or disability occurs which shall be determined as follows: (A) the number of Shares awarded under the Award multiplied by (B) a percentage, the numerator of which is equal to the number of months elapsed in the Restricted Period as of the date of death or disability (counting the month in which the death or disability occurred as a full month) and the denominator of which is equal to the number of months in the Restricted Period; or

(ii) voluntarily terminate his or her employment with the Company (including retirement) during the Restricted Period, the Committee may determine that all or any portion of the option to repurchase and any and all other restrictions on some or all of the Shares awarded to him or her under such Award, if such option and other restrictions are still in effect, shall lapse and cease to be effective as the date on which such voluntary termination or retirement occurs.

(d) Unless otherwise set forth in the applicable Award Agreement, in the event within 12 months after a Change in Control and during the Restricted Period there is a Trigger Event, then the option to repurchase (and any and all other restrictions on) all Shares awarded to the participant under his or her Restricted Stock Award shall lapse and cease to be effective as of the date on which such Trigger Event occurs.

7. RESTRICTED STOCK UNITS

The grant of a Restricted Stock Unit Award to a participant will entitle him or her to receive, without payment to the Company, an amount equal to the number of Shares underlying such Restricted Stock Unit Award multiplied by the Fair Market Value of a Share on the date of vesting of the Restricted Stock Unit Award, if the terms and conditions specified herein and in the Award are satisfied. Payment in respect of a Restricted Stock Unit Award shall be made as provided in Section 7(e). Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(a) The Committee shall determine the number of Shares underlying the Restricted Stock Units to be granted to a participant.

(b) Restricted Stock Unit Awards shall be subject to the vesting schedule determined by the Committee and set forth in the applicable Award Agreement. Payment in respect of a vested Restricted Stock Unit may be made in cash, stock or any combination thereof, as specified in the applicable Award Agreement.

(c) Except as otherwise determined by the Committee or in an Award Agreement, Restricted Stock Units shall be cancelled if the participant’s continuous employment with the Company or any of its subsidiaries shall terminate for any reason prior to the vesting of the Restricted Stock Units, except solely by reason of a period of Related Employment, and except as otherwise specified in this Section 7(c) or in Section 7(d). Notwithstanding the foregoing, unless otherwise set forth in the applicable Award Agreement, if an employee participant shall:

(i) while in such employment, die or become Disabled prior to the vesting of the Restricted Stock Units, such Restricted Stock Units shall be immediately canceled and the participant, or the participant’s legal representative, as the case may be, shall receive a payment in respect of such canceled Restricted Stock Units equal to the product of (A)(i) the number of Shares underlying such Restricted Stock Units multiplied by (ii) a fraction, the numerator of which is equal to the number of full or partial months within the period commencing on the grant date of such Restricted Stock Units and such death or Disability (including, for this purpose, the month in which the death or Disability occurs), and the denominator of which is equal to the total number of months from the grant date to the date when such Restricted Stock Units were intended to vest; or

(ii) retire with the approval of the Committee in its sole discretion prior to the vesting of the Restricted Stock Units, the Restricted Stock Units shall be immediately canceled; provided that the Committee in its sole discretion may determine to make a payment to the participant in respect of some or all of such canceled Restricted Stock Units.

(d) Unless otherwise set forth in the applicable Award Agreement, if within 12 months after a Change in Control there is a Trigger Event, then with respect to Restricted Stock Unit Awards that were outstanding on the date of the Trigger Event (each, an “Applicable Award”), each such Applicable Award shall be immediately canceled and, in respect thereof, such participant shall be entitled to receive a cash payment equal to the product of (A) the number of Shares underlying such Applicable Awards and (B) the Fair Market Value of a Share on the date the applicable Trigger Event occurs.

(e) Unless payment is deferred in accordance with an election made by the participant in accordance with procedures adopted by the Company in its sole discretion (if any), payment of any amount in respect of any Restricted Stock Units shall be made by the Company no later than 60 days after the end of the calendar year in which such Restricted Stock Units vest or become payable.

8. PERFORMANCE SHARES

The grant of a Performance Share Award to a participant will entitle such participant to receive, without payment to the Company, all or part of the value (the “Actual Value”) of a specified number of hypothetical Shares (“Performance Shares”) determined by the Committee, if the terms and conditions specified herein and in the Award are satisfied. Payment in respect of a Performance Share Award shall be made as provided in Section 8(h). Each Performance Share Award shall be subject to the following terms and conditions:

(a) The Committee shall determine the target number of Performance Shares to be granted to a participant. Performance Share Awards may be granted in different classes or series having different terms and conditions.

(b) The Actual Value of a Performance Share Award shall be the product of (i) the target number of Performance Shares subject to the Performance Share Award, (ii) the Performance Percentage (as determined below) applicable to the Performance Share Award and (iii) the Fair Market Value of a Share on the date the Award is paid or becomes payable to the participant. The “Performance Percentage” applicable to a Performance Share Award shall be a percentage of no less than 0% and no more than 200%, which percentage shall be determined by the Committee based upon the extent to which the Performance Objectives (as determined below) established for such Award are achieved during the Award Period (as defined below). The method for determining the applicable Performance Percentage shall also be established by the Committee.

(c) At the time each Performance Share Award is granted, the Committee shall establish performance objectives (“Performance Objectives”) to be attained within the Award Period as the means of determining the Performance Percentage applicable to such Award. The Performance Objectives shall be approved by the Committee (i) while the outcome for that Award Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Award Period to which the Performance Objective relates or, if less than 90 days, the number of days which is equal to 25 percent of the relevant Award Period. The Performance Objectives established with respect to a Performance Share Award shall be specific performance targets established by the Committee with respect to one or more of the following criteria selected by the Committee: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) share price; (xi) combined ratio; (xii) operating ratio; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) return on assets; (xxi) customer satisfaction; (xxii) employee satisfaction; (xxiii) economic value per Share, (xxiv) underwriting return on capital and (xxv) underwriting return on equity. The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Performance Objectives may be calculated without regard to extraordinary items.

(d) The award period (the “Award Period”) in respect of any grant of a Performance Share Award shall be such period as the Committee shall determine commencing as of the beginning of the fiscal year of the Company in which such grant is made. An Award Period may contain a number of performance periods; each performance period shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period. If the Committee does not specify in a Performance Share Award agreement or elsewhere the performance periods contained in an Award Period, each 12-month period beginning with the first day of such Award Period shall be deemed to be a performance period.

(e) Except as otherwise determined by the Committee or in an Award Agreement, Performance Shares shall be canceled if the participant’s continuous employment with the Company or any of its subsidiaries shall terminate for any reason prior to the end of the Award Period, except by reason of a period of Related Employment as defined in Section 11, and except as otherwise specified in this Section 8(e) or in Section 8(f).

Notwithstanding the foregoing, unless otherwise set forth in the applicable Award Agreement, if an employee participant shall:

(i) while in such employment, die or become Disabled prior to the end of an Award Period, the Performance Share Award for such Award Period shall be immediately canceled and he or she, or his or her legal representative, as the case may be, shall receive a payment in respect of such canceled Performance Share Award equal to the product of (A)(i) the target number of Performance Shares for such Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full or partial months within the Award Period during which employee was continuously employed by the Company or its subsidiaries (including, for this purpose, the month in which the death or Disability occurs), and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the Fair Market Value of a Share on the last day of the performance period in which the death or Disability occurred, multiplied by (C) the Performance Percentage determined by the Board to have been achieved through the end of the performance period in which the death or Disability occurred (but which in no event shall be less than 50%); or

(ii) retire with the approval of the Committee in its sole discretion prior to the end of the Award Period, the Performance Share Award for such Award Period shall be immediately canceled; provided that the Committee in its sole discretion may determine to make a payment to the participant in respect of some or all of such canceled Performance Share Award.

(f) Unless otherwise set forth in the applicable Award Agreement, if within 12 months after a Change in Control there is a Trigger Event, then with respect to Performance Share Awards that were outstanding on the date of the Trigger Event (each, an “Applicable Award”), each such Applicable Award shall be immediately canceled and, in respect thereof, such participant shall be entitled to receive a payment equal to the product of (A) (i) the target number of Performance Shares for such Applicable Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full months within the Award Period during which the participant was continuously employed by the Company or its subsidiaries, and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the Fair Market Value of a Share on the date the applicable Trigger Event occurs, multiplied by (C) a Performance Percentage equal to 100%. Unless otherwise set forth in the applicable Award Agreement, if following a Change in Control, a Participant’s employment remains continuous through the end of an Award Period, then the Participant shall be paid with respect to such Awards for which he would have been paid had there not been a Change in Control and the Actual Value shall be determined in accordance with Section 8(g) below.

(g) Except as otherwise provided in Section 8(f), as soon as practicable after the end of the Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall (i) determine, based on the extent to which the applicable Performance Objectives have been achieved, the Performance Percentage applicable to an Award of Performance Shares, (ii) calculate the Actual Value of the Performance Share Award and (iii) shall certify the foregoing to the Board. The Committee shall cause an amount equal to the Actual Value of the Performance Shares earned by the participant to be paid to him or his beneficiary. The Committee shall determine, in its sole and plenary discretion, whether Performance Shares shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.

(h) Unless payment is deferred in accordance with an election made by the participant in accordance with procedures adopted by the Company in its sole discretion (if any), payment of any amount in respect of any Performance Shares shall be made by the Company no later than 60 days after the end of the calendar year in which such Performance Shares are earned.

9. PERFORMANCE UNITS

The grant of a Performance Unit Award to a participant will entitle such participant to receive, without payment to the Company, all or part of a specified amount (the “Earned Value”) determined by the Committee, if the terms and conditions specified herein and in the Award are satisfied. Payment in respect of a Performance Unit Award shall be made as provided in Section 9(h). Each Performance Unit Award shall be subject to the following terms and conditions:

(a) The Committee shall determine the target number of Performance Units to be granted to a participant.

The maximum Earned Value that may be earned by a participant for Performance Units for any single Award Period of one year or longer shall not exceed $25,000,000. Performance Unit Awards may be granted in different classes or series having different terms and conditions.

(b) The Earned Value of an Award of Performance Units shall be the product of (i) the target number of Performance Units subject to the Performance Unit Award, (ii) the Performance Percentage (as determined below) applicable to the Performance Unit Award and (iii) the Value (as defined below) of a Performance Unit on the date the Award is paid or becomes payable to the employee. The “Performance Percentage” applicable to a Performance Unit Award shall be a percentage of no less than 0% and no more than 200%, which percentage shall be determined by the Committee based upon the extent to which the Performance Objectives (as determined below) established for such Award are achieved during the Award Period (as defined below). The method for determining the applicable Performance Percentage shall also be established by the Committee. The “Value” of a Performance Unit shall be a fixed dollar value (or a dollar value determined pursuant to a formula or similar process) specified by the Committee and set forth in the applicable Award Agreement.

(c) At the time each Performance Unit Award is granted the Committee shall establish performance objectives (“Performance Objectives”) to be attained within the Award Period as the means of determining the Performance Percentage applicable to such Award. The Performance Objectives shall be approved by the Committee (i) while the outcome for that Award Period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance objective relates or, if less than 90 days, the number of days which is equal to 25 percent of the relevant performance period. The Performance Objectives established with respect to a Performance Unit Awards shall be specific performance targets established by the Committee with respect to one or more of the following criteria selected by the Committee: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) share price; (xi) combined ratio; (xii) operating ratio; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) return on assets; (xxi) customer satisfaction; (xxii) employee satisfaction; (xxiii) economic value per Share, (xxiv) underwriting return on capital and (xxv) underwriting return on equity. The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Performance Objectives may be calculated without regard to extraordinary items.

(d) The award period (the “Award Period”) in respect of any grant of a Performance Unit Award shall be such period as the Committee shall determine commencing as of the beginning of the fiscal year of the Company in which such grant is made. An Award Period may contain a number of performance periods; each performance period shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period. If the Committee does not specify in a Performance Unit Award Agreement or elsewhere the performance periods contained in an Award Period, each 12-month period beginning with the first day of such Award Period shall be deemed to be a performance period.

(e) Except as otherwise determined by the Committee or in an Award Agreement, Performance Units shall be cancelled if the participant’s continuous employment with the Company or any of its subsidiaries shall terminate for any reason prior to the end of the Award Period, except solely by reason of a period of Related Employment, and except as otherwise specified in this Section 9(e) or in Section 9(f). Notwithstanding the foregoing, unless otherwise set forth in the applicable Award Agreement, if an employee participant shall:

(i) while in such employment, die or become Disabled prior to the end of an Award Period, the Performance Unit Award for such Award Period shall be immediately canceled and the participant, or his or her legal representative, as the case may be, shall receive a payment in respect of such canceled Performance Unit Award equal to the product of (A)(i) the target number of Performance Units for such Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full or partial months within the Award Period during which employee was continuously employed by the Company or its subsidiaries (including, for this purpose, the month in which the death or disability occurs), and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the value of a Performance Unit on the last day of the performance period in which the death or disability occurred, multiplied by (C) the Performance Percentage determined by the Board to have been achieved through the end of the performance period in which the death or disability occurred; or

(ii) retire with the approval of the Committee in its sole discretion prior to the end of the Award Period, the Performance Unit Award for such Award Period shall be immediately canceled; provided that the Committee in its sole discretion may determine to make a payment to the participant in respect of some or all of such canceled Performance Unit Award.

(f) Unless otherwise set forth in the applicable Award Agreement, if within 12 months after a Change in Control there is a Trigger Event, then with respect to Performance Unit Awards that were outstanding on the date of the Trigger Event (each, an “Applicable Award”), each such Applicable Award shall be immediately canceled and, in respect thereof, such participant shall be entitled to receive a payment equal to the product of (A) (i) the target number of Performance Units for such Applicable Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full months within the Award Period during which the participant was continuously employed by the Company or its subsidiaries, and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the Value of a Performance Unit on the date the applicable Trigger Event occurs, multiplied by (C) a Performance Percentage equal to 100%. If following a Change in Control, unless otherwise set forth in the applicable Award Agreement, a Participant’s employment remains continuous through the end of an Award Period, then the Participant shall be paid with respect to such Awards for which he or she would have been paid had there not been a Change in Control and the Earned Value shall be determined in accordance with Section 9(g) below.

(g) Except as otherwise provided in Section 9(f), as soon as practicable after the end of the Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall (i) determine, based on the extent to which the applicable Performance Objectives have been achieved, the Performance Percentage applicable to an Award of Performance Units, (ii) calculate the Earned Value of the Performance Unit Award and (iii) shall certify all of the foregoing to the Board of Directors. The Committee shall cause an amount equal to the Earned Value of the Performance Units earned by the participant to be paid to him or her or his or her beneficiary. The Committee shall determine, in its sole and plenary discretion, whether a Performance Unit shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.

(h) Unless payment is deferred in accordance with an election made by the participant in accordance with procedures adopted by the Company in its sole discretion (if any), payment of any amount in respect of any Performance Units shall be made by the Company no later than 60 days after the end of the calendar year in which such Performance Units are earned.

10. OTHER STOCK-BASED AWARDS

Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to participants other equity-based or equity-related Awards (including, but not limited to, fully-vested Shares) in such amounts and subject to such terms and conditions as the Committee shall determine.

11. DISABILITY

For the purposes of this Plan, unless otherwise specified in the applicable Award Agreement, a participant shall be deemed to be “Disabled” if the Committee shall determine that the physical or mental condition of the participant is such as would entitle him or her to payment of long-term disability benefits under any disability plan of the Company or a subsidiary in which he or she is a participant.

12. RELATED EMPLOYMENT

For the purposes of this Plan, Related Employment shall mean the employment of a participant by an employer which is neither the Company nor a subsidiary provided: (i) such employment is undertaken by the participant and continued at the request of the Company or a subsidiary; (ii) immediately prior to undertaking such employment, the participant was an officer or employee of the Company or a subsidiary, or was engaged in Related Employment as herein defined; and (iii) such employment is recognized by the Committee, in its sole discretion, as Related Employment for the purposes of this Section 12. The death or Disability of a participant during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability had occurred while the participant was an officer or employee of the Company.

13. CHANGE IN CONTROL

(a) For purposes of this Plan, unless otherwise specified in the applicable Award Agreement, a “Change in Control” within the meaning of this Section 13(a) shall occur if:

(i) Any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), other than (x) White Mountains Insurance Group, Ltd., Berkshire Hathaway, Inc. or the respective wholly owned subsidiaries thereof, as applicable (the “Significant Investors”), (y) an underwriter temporarily holding Shares in connection with a public issuance thereof or (z) an employee benefit plan of the Company or its affiliates, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company’s then outstanding Shares and such ownership percentage exceeds the beneficial ownership percentage of the Significant Investors in the Company’s then outstanding Shares;

(ii) the Continuing Directors, as defined in Section 13(b), cease for any reason to constitute a majority of the Board of the Company; or

(iii) the business of the Company and its subsidiaries is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business-related assets of the Company and its subsidiaries.

(b) For the purposes of this Plan, “Continuing Director” shall mean a member of the Board who either was a member of the Board on the Effective Date (as defined below) or subsequently became a director of the Company and whose election, or nomination for election, by the Company’s shareholders was approved by a vote of a majority of the Continuing Directors then on the Board (which term, for purposes of this definition, shall mean the whole Board and not any committee thereof), but excluding any such individual whose initial assumption of office occurred pursuant to an actual or threatened proxy contest or consent solicitation with respect to the election or removal of directors.

(c) In the event of a Change in Control, the Committee as constituted immediately prior to the Change in Control shall determine the manner in which “Fair Market Value” of Shares will be determined following the Change in Control.

14. TERMINATION WITHOUT CAUSE

For purposes of this Plan, unless otherwise specified in the applicable Award Agreement, “Termination Without Cause” shall mean a termination of the participant’s employment with the Company or subsidiary or business unit of the Company by the Company (or subsidiary or business unit, as applicable) or, by a purchaser of the participant’s subsidiary or business unit after a Change in Control as described in Subsection 13(a)(iii), other than (i) for death or Disability or (ii) for Cause. “Cause” shall mean, unless otherwise set forth in the applicable Award Agreement, (a) an act or omission by the participant that constitutes a felony or any crime involving moral turpitude; or (b) willful gross negligence or willful gross misconduct by the participant in connection with his employment which causes, or is likely to cause, material loss or damage to the Company, subsidiary or business unit. Notwithstanding anything herein to the contrary, if the participant’s employment with the Company, subsidiary or business unit shall terminate due to a Change in Control as described in Subsection 13(a)(iii), where the purchaser (the “Purchaser”), as described in such subsection, formally assumes the Company’s obligations under this Plan or places the participant in a similar or like plan with no diminution of the value of the awards, such termination shall not be deemed to be a “Termination Without Cause.”

15. CONSTRUCTIVE TERMINATION

“Constructive Termination” shall mean, unless otherwise set forth in the applicable Award Agreement, a termination of employment with the Company or a subsidiary at the initiative of the participant that the participant declares by prior written notice delivered to the Secretary of the Company to be a Constructive Termination by the Company or a subsidiary and which follows (a) a material decrease in his total compensation opportunity or (b) a material diminution in the authority, duties or responsibilities of his position with the result that the participant makes a determination in good faith that he or she cannot continue to carry out his or her job in substantially the same manner as it was intended to be carried out immediately before such diminution. Notwithstanding anything herein to the contrary, Constructive Termination shall not occur within the meaning of this Section 15 until and unless (a) the participant provides 30 days written notice of termination to the company of the occurrence of the circumstances described in this Section 15 within 30 days following such occurrence and (b) 30 days have elapsed from the date the Company receives such written notice from the participant without the Company curing or causing to be cured the circumstance or circumstances described in this Section 15 on the basis of which the declaration of Constructive Termination is given.

16. [RESERVED]

17. DILUTION AND OTHER ADJUSTMENTS

(a) In the event of any change in the outstanding Shares of the Company by reason of any stock split, stock or extraordinary cash dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of Shares or other similar event, and if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the number or kind of Shares that may be issued under the Plan pursuant to Section 4, in the number or kind of Shares subject to, or the Stock Option or Stock Appreciation Right price per Share under, any outstanding Award, in the number or kind of Shares which have been awarded as Restricted Stock or in the repurchase option price per share relating thereto, in the target number of Performance Shares or Performance Units which have been awarded to any participant, or in any measure of performance, then such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

(b) The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, split-up or spin-off, merger, consolidation, stock sale, asset sale or the occurrence of a Change of Control) affecting the Company, any affiliate, or the financial statements of the Company or any affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or Stock Appreciation Right, a cash payment to the holder of such Option or Stock Appreciation Right in consideration for the cancelation of such Option or Stock Appreciation Right in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or Stock Appreciation Right over the aggregate Exercise Price of such Option or Stock Appreciation Right and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or Stock Appreciation Right having a per Share exercise price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or Stock Appreciation Right without any payment or consideration therefor.

18. DESIGNATION OF BENEFICIARY BY PARTICIPANT

A participant may name a beneficiary to receive any payment to which he may be entitled in respect of Restricted Stock Units, Performance Shares, Performance Units or Stock Appreciation Rights under the Plan in the event of his death, on a form to be provided by the Committee. A participant may change his beneficiary from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to a participant’s executors or administrators, the term “beneficiary” as used in the Plan shall include such person or persons.

19. CERTAIN ADDITIONAL DEFINITIONS

As used in the Plan, the term “Fair Market Value” shall mean (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares, as of any date, (i) the closing per share sales price of the Shares (A) as reported by the NYSE for such date or (B) if the Shares are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

20. MISCELLANEOUS PROVISIONS

(a) No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained in the employ of the Company or any subsidiary.

(b) A participant’s rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death), including but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any participant in the Plan shall be subject to any obligation or liability or such participant.

(c) No Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws.

(d) The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any Federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Shares upon exercise of a Stock Option, upon settlement of a Stock Appreciation Right, or upon payment of a Restricted Stock Unit, Performance Share or a Performance Unit that the participant (or any beneficiary or person entitled to payment under Section 5(c)(ii)(C) hereof) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold Federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue Shares.

(e) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

(f) By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

21. AMENDMENT

The Plan may be amended at any time and from time to time by the Board, but no amendment which increases the aggregate number of Shares which may be issued pursuant to the Plan or the class of employees eligible to participate shall be effective unless and until the same is approved by the shareholders of the Company. No amendment of the Plan shall adversely affect any right of any participant with respect to any Award previously granted without such participant’s written consent.

22. TERMINATION

This Plan shall terminate upon the earlier of the following dates or events to occur:

(a) the adoption of a resolution of the Board terminating the Plan; or

(b) ten years from the Effective Date.

No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award previously granted under the Plan.

23. EFFECTIVE DATE

The Plan shall be effective as of the date of its adoption by the Board and approval by the Company’s shareholders (such date, the “Effective Date”); provided, however, that no Incentive Share Options may be granted under the Plan unless it is approved by the Company’s shareholders within twelve (12) months before or after the date the Plan is adopted by the Board.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 p.m. Eastern Time the day prior to the Annual Meeting date.

INTERNET
http://www.proxyvoting.com/sya
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

95632	Fulfillment 95907
▼   FOLD AND DETACH HERE   ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED (1) “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, (2) “FOR” THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, (3) “FOR” THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION, (4) “EVERY 3 YEARS” ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, (5) “FOR” THE APPROVAL OF THE AMENDMENT TO THE SYMETRA FINANCIAL CORPORATION EQUITY PLAN.
Please mark your votes as indicated in this example	☒

		FOR	WITHHOLD *EXCEPTIONS
1.	ELECTION OF DIRECTORS Nominees:	ALL	FOR ALL
	01 Peter S. Burgess 02 Robert R. Lusardi	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN

2.	Vote to ratify Ernst & Young LLP as our independent registered public accounting firm.	☐	☐	☐

3.	Advisory vote to approve the resolution relating to executive compensation.	☐	☐	☐
The Board of Directors recommends a vote for Stockholder approval every 3 years.

		1 year	2 years	3 years	Abstain

4.	Advisory vote to approve the resolution on the frequency of Stockholder voting relating to executive compensation.	☐	☐	☐	☐

		FOR	AGAINST	ABSTAIN

5.	Vote to approve the amendment to the Symetra Financial Corporation Equity Plan.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Symetra Financial Corporation account online.
Access your Symetra Financial Corporation account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Symetra Financial Corporation, now makes it easy and convenient to get current information on your stockholder account.

•	View account status	•	View payment history for dividends

•	View certificate history	•	Make address changes

•	View book-entry information	•	Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect ®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-877-251-3475

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement, the 2010 Annual Report to Stockholders and the 2010 Corporate Report are available at: http://www.proxyvoting.com/sya
▼    FOLD AND DETACH HERE    ▼
PROXY
SYMETRA FINANCIAL CORPORATION
2011 Annual Meeting of Stockholders – May 11, 2011
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
        The undersigned hereby appoints Lowndes A. Smith and Sander M. Levy, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Symetra Financial Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 11, 2011 or at any adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	95632	Fulfillment 95907